   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 2005

                                                     REGISTRATION NO. 333-121187


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM SB-2/A
                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    NEW TAOHUAYUAN CULTURE TOURISM CO., LTD.
                 (Name of small business issuer in its charter)

            NEVADA                          7011                  98-0440893
   (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number)     I.D. Number)

                                1# DONGFENG ROAD
                   XI'AN WEIYANG TOURISM DEVELOPMENT DISTRICT
                                  XI'AN, CHINA
                                0086-29-86671555
          (Address and telephone number of principal executive offices)

                                1# DONGFENG ROAD
                   XI'AN WEIYANG TOURISM DEVELOPMENT DISTRICT
                                  XI'AN, CHINA
                                0086-29-86671555
(Address of principal place of business or intended principal place of business)

                   NATIONAL REGISTERED AGENTS, INC. OF NEVADA
                        1000 E. WILLIAM STREET, SUITE 204
                              CARSON CITY, NV 89701
                                 (888) 682-4368
            (Name, address and telephone number of agent for service)

                                   COPIES TO:


                                 William T. Hart
                             1624 Washington Street
                                Denver, CO 80203
                                 (303) 839-0061


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

        If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /x/


        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                               PROPOSED       PROPOSED
                                               MAXIMUM         MAXIMUM       AMOUNT OF
   TITLE OF EACH CLASS OF      AMOUNT TO    OFFERING PRICE    AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED  BE REGISTERED    PER SHARE     OFFERING PRICE      FEE
----------------------------------------------------------------------------------------
Common stock, $.001 par       17,027,328
value                           Shares         $  5.00       $ 85,136,640     $ 10,021

        This registration statement registers the resale of 17,027,328 shares of common stock held by security holders of the Registrant. In addition to the number of shares set forth above, the amount to be registered includes any shares of common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.


        The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The per share offering price was calculated based upon a price of $5.00 per share, which is the price that the shares will be offered prior to the time that a market develops for the Registrant's common stock.


        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until it shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with

Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


               SUBJECT TO COMPLETION DATED SEPTEMBER _______, 2005


                        17,027,328 SHARES OF COMMON STOCK
                      INITIALLY OFFERED AT $5.00 PER SHARE

                    NEW TAOHUAYUAN CULTURE TOURISM CO., LTD.

        This prospectus covers the resale of 17,027,328 shares of our common stock held by our selling stockholders for whom information is provided under "Selling Stockholders and Plan of Distribution" in this prospectus. The shares will be offered by our selling stockholders initially at $5.00 per share and thereafter, if the shares are listed for quotation on the American Stock Exchange or other exchange at then prevailing market prices or privately negotiated prices. The offering will terminate on the earlier of the date all of the shares are sold or one year from the date hereof. We will not receive any proceeds from the sale of shares offered by the selling stockholders. See "Selling Stockholders and Plan of Distribution."

        There is no market for our common stock and no assurance that a market will develop in the future. We intend to apply to list our common stock on the American Stock Exchange upon the effective date of this prospectus, but can give no assurance whatsoever that our listing application will be approved.

        INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


              The date of this prospectus is          , 2005.

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS

SUMMARY

SUMMARY FINANCIAL DATA

RISK FACTORS

FORWARD-LOOKING STATEMENTS

USE OF PROCEEDS

SELECTED FINANCIAL DATA

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

BUSINESS

MANAGEMENT

PRINCIPAL SHAREHOLDERS

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

RELATED PARTY AND OTHER MATERIAL TRANSACTIONS

DESCRIPTION OF CAPITAL STOCK

SHARES ELIGIBLE FOR FUTURE SALE

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

                              ABOUT THIS PROSPECTUS

        You should rely only on the information contained in this prospectus as we have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted.

                                     SUMMARY

        This summary highlights material information regarding our company and the offering contained in this prospectus. However, you should read the entire prospectus carefully, including the financial information and related notes, before making an investment decision.


HISTORY

        New Taohuayuan Culture Tourism Co., Ltd. was organized as a Nevada corporation on November 3, 2004. On December 6, 2004 we issued 17,027,328 shares of our common stock to acquire all outstanding shares of Shaanxi New Taohuayuan Culture Tourism Co., Ltd., which we refer to as "Shaanxi," a PRC company organized and registered in September 1997 in the city of Xi'an, province of Shaanxi. We were the survivor of the merger and, unless otherwise indicated, references to us throughout this prospectus includes the operations of Shaanxi. The purpose of the merger was to redomicile us as a U.S. corporation.

        Our principal executive offices are located at 1# Dongfeng Road, Xi'an Weiyang Tourism Development District, Xi'an, China. Our telephone number is 0086-29-86671555.


BUSINESS


        Since 1997 we have owned and operated a 146 room hotel and resort in Xi'an, People's Republic of China. Since 1997 we have also managed a second 84 room hotel and resort in Xi'an. We have also managed a chain of four restaurants in the PRC, seating over 2,500 customers, since 1997. We intend to develop an 848 acre commercial and residential development in Lantian, a city located approximately 23 miles from Xi'an and a 150 room hotel and resort in Xi'an.


THE OFFERING

Securities offered by    17,027,328 shares of common stock.
our selling
stockholders:

Securities               17,027,328 shares of common stock.
outstanding prior to
and after the
offering:

Use of proceeds:        We will not receive any proceeds from the sale of the
                        common stock.


        Through this prospectus, we are registering the resale of 17,027,328 shares of our common stock which are held by 934 selling shareholders, all of whom exchanged their shares of Shaanxi for the 17,027,328 shares we issued to them. The 934 shareholders include two of our executive officers, Chen Jingmin and Cai Danmei and our sole principal stockholder, Shaanxi New Taohuayuan Economy Trade Co., Ltd., which owns 2,204,025 shares, or 12.9%, of our outstanding common stock.All selling shareholders are residents and citizens of China

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS
     Except as otherwise indicated and for purposes of this prospectus only:

     -    "we", "us" and "our" refer to:

          Our company - New Taohuayuan Culture Tourism Co., Ltd., as well as Shaanxi, a PRC company that was merged into us in December 2004,

     - "China" or "PRC" refers to the People's Republic of China, excluding Taiwan, Hong Kong and Macau; and

     - all references to "RMB" or "Renminbi" are to the legal currency of China and all references to "$", "U.S. dollars," "dollars" and "US$" are to the legal currency of the United States.

     -    all financial information in this prospectus is in U.S. dollars.


                                  RISK FACTORS


        The shares of common stock offered by this prospectus involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating an investment in our common stock. The value of our common stock could decline if any of the risks discussed below should occur.


WE HAVE NEGATIVE WORKING CAPITAL WHICH COULD LIMIT OUR ABILITY TO GROW OUR OPERATIONS.


        At June 30, 2005 we had negative working capital of $(8,056,217). As of August 31, 2005 we had cash on hand and on deposit of approximately $54,000. If we are unable to obtain additional financing we may be required to reduce expenditures on future development or otherwise reduce our operations.


LAND AND FRANCHISE AGREEMENTS MAY CONSTRAIN US FROM BEING ABLE TO SELL OUR PROPERTY AT A TIME WHEN IT WOULD BE IN THE BEST INTEREST OF SHAREHOLDERS TO DO SO.

        As is the case throughout the PRC, we do not own the land upon which our properties are located. Rather, the land is subject to various land use permits granted by the PRC government. Any sale of our property would require prior consent of the government which may make it difficult or impossible to sell our property at the time we want to do so.

OUR PROPERTIES FACE SIGNIFICANT COMPETITION WHICH COULD REDUCE OUR REVENUES.


        We face significant competition from owners, operators and developers of other hotel properties most of which all have recognized trade names, international reservation systems, greater resources and longer operating histories than we have, and accordingly, we are at a competitive disadvantage in these areas Competition may limit our ability to attract and retain guests and may reduce the room rates we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lower room rates below our room rates. These circumstances could reduce our revenues.

OPERATING RISKS COMMON TO THE HOTEL INDUSTRY IN CHINA COULD REDUCE OUR REVENUES.


        Risks associated with operating hotels include the following, any of which could reduce our revenues:

          - competition for guests and meetings from other hotels including as a result of competition from internet wholesalers and distributors;
          - increases in operating costs, including wages, benefits, insurance, property taxes and energy, due to inflation and other factors, which may not be offset in the future by increased room rates;
          - dependence on demand from business and leisure travelers including substantial weakness at this time in business travel, which may fluctuate and be seasonal;

          - increases in energy costs, airline fares, and other expenses related to travel, which may deter traveling;
          -    adverse affects of weak general and local economic conditions;
               and
          - the PRC Government, which controls the rate we charge for rooms, could arbitrarily change the rates and place us at a competitive disadvantage with other hotels and resorts.

OUR BANK ACCOUNTS ARE NOT INSURED OR PROTECTED AGAINST LOSS.

        We maintain our cash with various banks and trust companies located in China. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we would lose the cash on deposit with that particular bank or trust company.

WE HAVE LIMITED BUSINESS INSURANCE COVERAGE IN CHINA, ANY LOSS WHICH WE SUFFER MAY NOT BE INSURED OR MAY BE INSURED TO ONLY A LIMITED EXTENT.

        The insurance industry is China is still in an early state of development and PRC insurance companies offer limited business insurance products. In the event of damage or loss to our properties, our insurance may not provide as much coverage as if we were insured by insurance companies in the United States.

OUR REVENUES MAY BE HIGHER IF WE MANAGED PROPERTIES FOR UNAFFILIATED COMPANIES.

        All of our management fee income is derived from agreements we have with companies which are controlled by our President. These agreements should not be considered as having been negotiated at arms length. Since these agreements are with companies controlled by our President, in the event of a dispute with either or both of these companies, we may not enforce our rights in as stringent a fashion as if the agreements were with unrelated third parties.

WE DO NOT HAVE SUFFICIENT FUNDS TO PAY ALL TAXES WHICH WE MIGHT OWE.

        As of June 30, 2005 we had accrued taxes and interest payable of approximately $7,889,000. While we believe we may not owe this entire amount, due to arrangements with the local government in the Shaanxi Province, we have nevertheless accrued the entire amount we would owe, plus interest of 0.05% per day, compounded daily, on the PRC Enterprise Income and Business Tax ($2,375,062) at June 30, 2005). In contrast, as of June 30, 2005 our current assets were only $677,159. If we had to pay all accrued taxes and interest within the next three months we would need to borrow sufficient funds from third parties or cease operations.


WE ARE SUBJECT TO INTERNATIONAL ECONOMIC AND POLITICAL RISKS OVER WHICH WE HAVE LITTLE OR NO CONTROL AND MAY BE UNABLE TO ALTER OUR BUSINESS PRACTICE IN TIME TO AVOID THE POSSIBILITY OF REDUCED REVENUES.

        All of our business is conducted in the PRC. Doing business outside the United States, particularly in the PRC, subjects us to various risks, including changing economic and political conditions, major work stoppages, exchange controls, currency fluctuations, armed conflicts and unexpected changes in U.S. and foreign laws relating to tariffs, trade restrictions, transportation regulations, foreign investments and taxation. We have no control over most of these risks and may be unable to anticipate changes in international economic and political conditions and, therefore, unable to alter out business practice in time to avoid the possibility of reduced revenues.

IF RELATIONS BETWEEN THE UNITED STATES AND THE PRC WORSEN, INVESTORS MAY BE UNWILLING TO HOLD OR BUY OUR STOCK AND IF OUR SECURITIES BECOME QUALIFIED FOR QUOTATION ON AN EXCHANGE, OUR STOCK PRICE MAY DECREASE.

        At various times during recent years, the U.S. and the PRC have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and the PRC, whether or not directly related to our business, could reduce the price of our common stock if our stock becomes qualified for quotation on the American Stock Exchange or the over-the-counter Electronic Bulletin Board.

THE PRC GOVERNMENT COULD CHANGE ITS POLICIES TOWARD PRIVATE ENTERPRISE OR EVEN NATIONALIZE OR EXPROPRIATE PRIVATE ENTERPRISES, WHICH COULD RESULT IN THE TOTAL LOSS OF OUR AND YOUR INVESTMENT.

        Our business is subject to significant political and economic uncertainties and may be affected by political, economic and social developments in the PRC. Over the past several years, the PRC government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The PRC government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

        Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in the PRC and in the total loss of your investment.

A LACK OF ADEQUATE REMEDIES AND IMPARTIALITY UNDER THE PRC LEGAL SYSTEM MAY MAKE IT IMPOSSIBLE TO ENFORCE THE AGREEMENTS TO WHICH WE ARE A PARTY AND THUS REDUCE OUR REVENUES.

        We periodically enter into agreements governed by PRC law. Our revenues could be reduced if these agreements are not respected. In the event of a dispute, enforcement of these agreements in the PRC could be extremely difficult. Unlike the United States, the PRC has a civil law system based on written statutes in which judicial decisions have little precedential value. The PRC government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, the government's experience in implementing, interpreting and enforcing these recently enacted laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is uncertain. Furthermore, enforcement of the laws and regulations may be subject to the exercise of considerable discretion by agencies of the PRC government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. These uncertainties could limit the protections that are available to us and reduce our revenues.

FLUCTUATIONS IN EXCHANGE RATES COULD REDUCE OUR REVENUES.

        Although we use the United States dollar for financial reporting purposes, all of the transactions effected by our operating subsidiary are denominated in the PRC's RMB. The exchange rate of the RMB may fluctuate wildly against the U.S. dollar. We do not currently engage in hedging activities to protect against foreign currency risks. Even if we chose to engage in such hedging activates, we may not be able to do so effectively. Future movements in the exchange rate of the RMB could reduce our revenues.

YOU MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO ENFORCE LIABILITIES BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST OUR NON-U.S. OPERATING SUBSIDIARY AND ITS NON-U.S. RESIDENT DIRECTORS AND OFFICERS.

        Our operating subsidiary and its assets are located in the PRC. Our directors and executive officers are foreign citizens and do not reside in the U.S. It may be difficult for courts in the U.S. to obtain jurisdiction over these foreign assets or persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our directors or executive officers in U.S. courts. In addition, the courts in the countries in which we and our subsidiary are organized or where we and our subsidiary's assets are located may not permit lawsuits of the enforcement of judgments arising out of the U.S. and state securities or similar laws.


THE INITIAL OFFERING PRICE OF $5.00 PER SHARE HAS BEEN ARBITRARILY SET BY OUR BOARD OF DIRECTORS AND IS NOT AN INDICATION OF THE ACTUAL VALUE OF OUR BUSINESS.


        The initial offering price of $5.00 per share is not based upon earnings or operating history, does not necessarily reflect our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist us in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of the current value or future price of our stock.

SALES OF OUR COMMON STOCK COULD REDUCE THE PRICE OF OUR STOCK.

        There are 17,027,328 shares of our common stock outstanding. Once this registration statement is effective, substantially all of the shares of our common stock registered hereby and held by our selling shareholders will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our officers, directors and 5% or greater stockholders, which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.


        In addition to the shares available for resale under this registration statement, as a result of the provisions of Rule 144, all restricted shares will be available for sale in a public market, if developed, beginning December 2005, The availability for sale of substantial amounts of common stock under this prospectus or under Rule 144 could reduce prevailing prices for our common stock.

CERTAIN NEVADA CORPORATION LAW PROVISIONS COULD PREVENT A POTENTIAL TAKEOVER OF US THAT COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK OR DEPRIVE YOU OF A PREMIUM OVER THE PRICE.

        We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the price of our common stock. Because Nevada law governing control-share acquisitions requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Neither our Articles nor our Bylaws contain any similar provisions.

THERE IS NO CURRENT MARKET FOR OUR SECURITIES WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL OUR COMMON STOCK.

        There is no public market for our common stock and there can be no assurance that an active public market will develop in the future. We have applied to list our common stock on the American Stock Exchange following the effective date of this prospectus, but there can be no assurance that we will obtain such listings or that a trading market will develop in our common stock, or, if developed, will be sustained. Accordingly, our stockholders may not be able to sell their shares should they desire to do so.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FUTURE, SO INVESTORS WILL NOT RECEIVE INCOME FROM THEIR INVESTMENT IN OUR COMMON STOCK.

        Although we have paid dividends in the past, we currently intend to retain any future earnings for use in our business and do not expect to pay any cash dividends on any shares of common stock for the foreseeable future. Accordingly, investors will not receive income from their investment in our common stock.

THERE IS A REDUCED PROBABILITY OF A CHANGE OF CONTROL OR ACQUISITION OF US DUE TO THE POSSIBLE ISSUANCE OF PREFERRED STOCK. THIS REDUCED PROBABILITY COULD DEPRIVE OUR INVESTORS OF THE OPPORTUNITY TO OTHERWISE SELL OUR STOCK IN AN ACQUISITION OF US BY OTHERS.

        Our Articles of Incorporation authorize our Board of Directors to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by stockholders. As a result of the existence of "blank check" preferred stock, potential acquirers of our company may find it more difficult to, or be discouraged from, attempting to effect an acquisition transaction with, or a change of control of, our company, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

THERE ARE LIMITATIONS ON OUR OFFICERS' AND DIRECTORS' LIABILITIES TO US WHICH WILL MAKE IT MORE DIFFICULT FOR OUR STOCKHOLDERS TO SUE OUR OFFICERS AND DIRECTORS.

        Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

          - a breach of the director's duty of loyalty to us or our stockholders;
          - acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
          - a transaction from which our director received an improper benefit; or
          - an act or omission for which the liability of a director is expressly provided under Nevada law.

        In addition, our Articles of Incorporation provide that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

REQUIRED DISCLOSURE CONCERNING TRADING OF PENNY STOCKS OR LOW-PRICED SECURITIES WILL REDUCE THE LIQUIDITY OF OUR COMMON STOCK.

        Our common stock does not currently trade on any over-the-counter market or exchange. Although we have applied for listing on the American Stock Exchange, there can be no assurance our application will be granted. If we are unable to list on the American Stock Exchange, we will apply for listing on the Electronic Bulletin Board. If the common stock is cleared for trading on the Electronic Bulletin Board, it will be subject to rules that regulate broker-dealer practices in connection with transactions in "penny stocks." The Securities and Exchange Commission has adopted regulations that define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require the delivery by the broker-dealer, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. In addition, the broker-dealer, subject to certain exceptions, must make an individualized written suitability determination for the purchase of a penny stock and receive the purchaser's written consent prior to the transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. These requirements may severely limit the market liquidity of our common stock and the ability of our stockholders to sell their shares should a market develop.

                           FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us which are discussed in the Risk Factors section above as well as throughout this prospectus. In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus might not occur.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock being offered by the selling stockholders.

                             SELECTED FINANCIAL DATA


        The following financial data with respect to the years ended December 31, 2003 and 2004 has been derived from our audited consolidated financial statements. The data with respect to the six-month periods ended June 30, 2004 and 2005 has been derived from our unaudited consolidated financial statements. The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this prospectus.


STATEMENT OF OPERATIONS DATA


                             YEARS ENDED DECEMBER 31,     SIX MONTHS ENDED JUNE 30,
                           ---------------------------   ---------------------------
                               2004           2003           2005           2004
                           ------------   ------------   ------------   ------------
Total Revenue              $  5,671,269   $  4,399,777   $  2,544,494   $  2,586,492
Net income                 $    612,521   $  1,134,429   $    409,283   $    631,142
Net income
  per share(1)             $       0.04   $       0.07   $       0.02   $       0.03



(1) Based upon our 17,027,328 shares of common stock issued in exchange for Shaanxi's 100,000,000 shares of common stock in accordance with our merger with Shaanxi. Although we were not incorporated in Nevada until November 3, 2004, the merger has been treated as a reverse acquisition for financial reporting purpose and the historical stockholders' equity accounts have been retroactively restated to reflect the issuance of the 17,027,328 shares since the periods presented, i.e. as of January 1, 2003. See Note 1 to our financial statements for more information.


BALANCE SHEET DATA


                                 DECEMBER 31,                 JUNE 30,
                       --------------------------------------------------
                            2004              2003              2005
                       --------------    --------------    --------------
Working capital        $   (7,182,302)   $   (3,469,374)   $   (8,056,217)
Total assets           $   21,797,538    $   20,242,296    $   23,271,174
Total liabilities      $    7,699,023    $    5,274,695    $    8,733,376
Stockholders' equity   $   14,128,515    $   14,967,601    $   14,537,798

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and the related notes included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. GAAP. In addition, our financial statements and the financial data included in this prospectus reflect our reorganization and have been prepared as if our current corporate structure had been in place throughout the relevant periods. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

                                    OVERVIEW

        We own and operate the Taohuayuan Inn hotel and resort located in the city of Xi'an, province of Shaanxi, in the PRC. The Taohuayuan Inn has 23 courtyards with 146 rooms and 292 beds.

        We manage the DongJin Taoyuan Villas, a hotel and resort property approximately 10 miles from downtown Xi'an. DongJin Taoyuan Villas has 84 rooms and 168 beds.

        We also manage a chain of three traditional Chinese restaurants. Two of the restaurants are in Xi'an, one is in Beijing, and one is in Harbin.

        We receive fees for managing the DongJin Taoyuan Villas and the four restaurants. The agreements relating to the management of these properties are discussed in more detail in the "Business" section of this prospectus.

        Room rates in the Shaanxi province are established by the Shaanxi Price Bureau. Room rates are established for each hotel or resort in the Shaanxi Province and are based upon a number of factors, including the quality of the property and amenities offered. Room rates may be changed at any time by the Shaanxi Price Bureau based upon economic conditions in China.

        Our business is not seasonal in nature.

RESULTS OF OPERATION FOR THE SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO JUNE 30, 2004

        Key performance indicators which we use to manage our business and to assess future operating results are shown below:

        CATEGORY                   DECREASE OR INCREASE       PERCENTAGE
        --------                   --------------------       ----------
        Operating Revenues           Decrease $41,998            (2%)
        Operating Expenses           Decrease $1,039             (0%)
        Non-Operating Expense        Increase $184,827           53%
        Income Tax                   Decrease $3,927             (1%)
        Net Income                   Decrease $221,859           (35%)



-    OPERATING REVENUES



                                      SIX MONTHS       SIX MONTHS
                                    ENDED JUNE 30,    ENDED JUNE 30,       INCREASE OR
CATEGORY                              2005  US$         2004  US$          DECREASE US$    PERCENTAGE
-----------------------------------------------------------------------------------------------------
Catering Services                     1,057,140         1,064,342        Decrease $7,202      (1%)
Hotel and Related Services              761,551           823,201        Decrease $61,650     (7%)
Management Fees                         725,803           698,949        Increase $26,854      4%
                                      ---------         ---------
Total                                 2,544,494         2,586,492        Decrease $41,998     (2%)
                                      =========         =========



        The decrease in Hotel and Related Services Income was the primary factor in the decline in operating revenues. Three heavy snows and cold weather resulted in less leisure travel in 2005. Second, in 2005 all levels of governments and state-owned companies reduced unnecessary conferences to improve efficiency. As a result, our occupancy rate for the first quarter of 2005 was 52% compared to 78% during the first quarter of 2004.

-   OPERATING EXPENSES



                                      SIX MONTHS        SIX MONTHS
                                    ENDED JUNE 30,     ENDED JUNE 30,      INCREASE OR
CATEGORY                              2005  US$          2004  US$         DECREASE US$    PERCENTAGE
-----------------------------------------------------------------------------------------------------
Depreciation                            248,016            252,157       Decrease 4,141       (2%)
Raw material and
   consumables used                     409,801            424,007       Decrease 14,206      (3%)
Salaries, Wages and
   Allowances                           160,892            146,736       Increase 14,156      10%
General and Administrative
   expenses                             232,418            167,969       Increase 64,449      38%
 Other taxes                            146,324            207,621       Decrease 61,297     (30%)
                                      ---------          ---------
            Total                     1,197,451          1,198,490       Decrease 1,039       (0%)
                                      =========          =========



        The cost of our raw materials and consumables for the six-months ended June 30, 2005 declined from that for the six-month period ended June 30, 2004 due to better inventory controls which we implemented in 2005.

        Salaries, Wages and Allowances increased due to hiring new management personnel and increased wages of power station engineers.

        General and Administrative expenses increased due to a substantial increase in the price of fuel and electricity. A coal-mine in the Shaanxi province closed for several months in 2005 leading to a significant drop in supplies of coal and an increase in the price of fuel and electricity. Secondly, the consumption of coal and the cost of fuel increased due to the cold winter in 2005. We also hosted more events during the 2005 spring festival resulting in the increased use of electricity.

        Other taxes decreased since we became a foreign owned enterprise in December 2004 and were no longer required to pay urban construction, maintenance and education taxes.

-    NON-OPERATING INCOME (EXPENSE)



                                     SIX MONTHS        SIX MONTHS
                                    ENDED JUNE 30,    ENDED JUNE 30,       INCREASE OR
CATEGORY                               2005 US$          2004  US$         DECREASE US$    PERCENTAGE
-----------------------------------------------------------------------------------------------------
Interest income                            208                636        Decrease 428         (67%)
Sundry income                            9,546             56,390        Decrease 46,844      (83%)
Surcharge on taxes                    (542,321)          (404,766)       Increase 137,555      34%
                                      ---------        -----------
     Total                            (532,567)          (347,740)       Increase 184,827      53%
                                      =========        ===========



        We have certain arrangements with the local government which provide that our total taxes payable, including the PRC enterprise income and business tax, is subject to a maximum of US$120,967 per year. Since this arrangement may not be in compliance with national laws and regulations in the PRC we made accruals for all taxes which may be due in accordance with PRC laws and regulations, together with interest on the unpaid taxes at a rate of 0.05% per day, compounded daily.

-    INCOME TAX

        Income tax decreased due to the decrease in our revenues. Our effective tax rates were 50% and 39% respectively for the six-month periods ended June 30, 2005 and 2004. The difference between the effective tax rate and the PRC enterprise income tax rate is mainly due to the surcharge on taxes which we are accruing and which is not deductible for PRC enterprise income tax purposes.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 COMPARED TO DECEMBER 31, 2003

        Key performance indicators which we use to manage our business and to assess future operating results are shown below:

      CATEGORY                         DECREASE OR INCREASE          PERCENTAGE
      --------                         --------------------          ----------
      Operating Revenues               Increase $1,271,492              29%
      Operating Expenses               Increase $1,234,755              54%
      Non-Operating Expense            Increase $613,794               377%
      Income Tax                       Decrease $55,149                  7%
      Net Income                       Decrease $521,908                46%



-   OPERATING REVENUES



                                                   2004          2003       INCREASE
CATEGORY                                           US$           US$           US$        PERCENTAGE
--------                                           ---           ---           ---        ----------
Catering Services Income                         2,607,094    1,842,118      764,976          42%
Hotel and Related Service Income                 1,658,536    1,491,938      166,598          12%
Management Fee Income                            1,405,639    1,065,721      339,918          32%
                                                 ---------    ---------    ---------
     Total                                       5,671,269    4,399,777    1,271,492          29%
                                                 =========    =========    =========



        Our Catering Services Income and Hotel and Related Services Income increased due to the recovery of the economy from the SARS epidemic and a resulting increase in tourism in China, enhanced marketing and promotional activities, improved service and new menu items. In addition, a construction site opened close to our hotel in Xi'an in 2004 and workers frequented our restaurant.

        Management fee income increased due to the recovery of the economy from the SARS epidemic and the change in the basis of calculating management fees, which was revised from 10% of the operating revenue of the Dongjin Taoyuan Villas and the Wenhao restaurants in 2003 to a fixed amount in 2004.

-   OPERATING EXPENSES



                                                                           INCREASE OR
CATEGORY                                       2004             2003         DECREASE       PERCENTAGE
--------                                       ----             ----         --------       ----------
Depreciation                                  498,624          503,661          (5,037)        (1%)
Raw materials and consumables used            992,954          754,352         238,602         32%
Salaries, wages and allowances                285,910          308,019         (22,109)        (8%)
General and administrative expenses         1,316,660          467,737         848,923        182%
Other taxes                                   427,325          252,949         174,376         69%
                                            ---------        ---------       ---------
         Total                              3,521,473        2,286,718       1,234,755         54%
                                            =========        =========       =========



        Depreciation remained relatively constant since there were no major additions during the year.

        The cost of raw materials and consumables increased in line with the increase in catering, hotel and related services income.

        Following improved efficiency in our operations, salaries, wages and allowances decreased as we were able to reduce the number of our employees from 318 in 2003 to 293 in 2004.

        General and administrative expenses increased due to higher financial consulting, legal, and auditing expenses associated with filing our registration statement with the Securities and Exchange Commission.

        Other taxes increased as a result of an increase in revenues and a special tax reduction during the SARS period which was only effective from May to September of 2003.

-   NON-OPERATING INCOME (EXPENSE)



                                                          INCREASE OR
CATEGORY                            2004       2003       DECREASE US$       PERCENTAGE
---------------------------------------------------------------------------------------
                                    US$       US$
Interest income                     1,862     296,805    Decrease 294,943       94%
Sundry income                      31,017      62,170    Decrease  31,153       50%
Surcharge on taxes               (809,532)   (521,834)   Increase 287,698       55%
                                 ---------   ---------
     Total                       (776,653)   (162,859)
                                 =========   =========



        Interest income in 2003 ($296,745) was earned from Shaanxi New Taohuayuan Economy Trade Co., Ltd., our largest stockholder. Shaanxi New Taohuayuan owed us money for management fees ($115,816) and a loan from us ($855,998). Interest was charged on the outstanding balance due from Shaanxi New Taohuayuan at an average rate of 7.9% for the year ended December 31, 2003. No interest was charged for the year ended December 31, 2004 or the six months ended June 30, 2005.

        Sundry income decreased as less sales of scrap materials were made during the year ended December 31, 2004.

        The Surcharge on taxes represents interest, computed at the rate of 0.05% per day compounded daily, which we are accruing on taxes that we may have to pay. The increase was due to the accumulation of additional unpaid taxes in 2004.

-   INCOME TAX

        The effective tax rates were 55% and 42% for the year ended December 31, 2004 and 2003 respectively. The difference between the effective tax rate and the PRC enterprise income tax rate mainly represented the accrued surcharge on taxes which is not deductible in computing PRC enterprise income tax.

LIQUIDITY AND CAPITAL RESOURCES

        Our material sources (uses) of cash during the following periods were:



                                                                                  Six Months
                                                              Year Ended            Ended
                                                           December 31, 2004     June 30, 2005
                                                           -----------------     -------------
        Cash provided by operations                          $  4,673,003        $  1,439,775
        Purchase of property, plant and equipment                (194,026)             (5,811)
        Payment for land use rights                            (3,084,665)         (1,451,607)
        Other                                                      (8,505)                 --
        Dividends                                              (1,717,134)            (23,163)



        As discussed in the "Business" section of this Prospectus, we intend to develop an 848 acre commercial and residential development in Lantian, a city located approximately 23 miles from Xi'an and a 150 room hotel and resort in Xi'an. We have not started actual construction work on these projects. Expenditures as of June 30, 2005 have primarily been for the acquisition of land use rights for the projects.

        We have a written arrangement with the local government which provides that the total taxes payable by us, including the PRC enterprise income tax and business tax, is subject to a maximum amount of US$120,967 per year. Although we do not have a legal opinion in this regard, we believe this arrangement may not be in strict compliance with national laws and regulations in the PRC. Accordingly, we have accrued all taxes which may be due in accordance with relevant national and local laws and regulations in the PRC, together with a surcharge for interest that may be levied on the unpaid taxes at a rate of 0.05% per day, compounded daily. If the PRC taxing authority demands payment of all taxes and interest which they claim are due we believe that we will be able to pay the amounts owed in installments with cash from our operations.

        Based upon the foregoing, our future capital requirements are:



                                                                                 Projected
        Activity                                                                 Time Frame        Estimated Cost
        --------                                                                 ----------        --------------
        Pay remaining amount for land use rights
              for Lantian project                                                   12/05         $   4,085,000
        Construction and development costs - Lantian project                      2007-2012       $  44,000,000
        Construction and development costs - New Hanian project                   2006-2007       $   4,840,000
        Accrued taxes                                                              Unknown        $   7,889,000



        We have financed our operations to date through the sale of our common stock and cash generated by our operations. As of June 30, 2005 expenditures for the Lantian and New Hainan projects have been funded with cash from our operations and proceeds from the sale of our common stock. We expect to finance the remaining costs for the Lantian and New Hainan projects through cash from our operations and loans. Loans would be collateralized by the property and issued in conjunction with the government. However, required financing may not be available to us, in which case the development of the projects may take additional time or we may be unable to develop the projects. At present, we do not have any lines of credit or other bank financing arrangements.

        Material changes in our assets and liabilities during the two years ended December 31, 2004 and the six months ended June 30, 2005 were:

        - Due From Related Parties - This receivable represents amounts primarily owed to us by Shaanxi New Taohuayuan Economy Trade Co., Ltd. for management fees ($115,816) and a loan ($855,998) we made to Shaanxi New Taohuayuan and by Shaanxi Wen Hao Zaliang Shifu, Ltd. for management fees. The receivable was $1,282,551 as of December 31, 2003, but declined to $499,244 at June 30, 2005 due to payments made by these two companies. See Note 4(b) to the financial statements which are part of this Prospectus.

        - Prepayments - Represents amounts we have paid since 2003 for the right to use land for the Lantian project.

        -    Income Tax Payable, Other Tax Payable and Surcharge on Tax Payable
             - Represents amounts we have accrued over the years in the event our agreements with local PRC government agencies limiting our liability for certain taxes are found to be invalid.

        We do not know of any trends, events or uncertainties that have, or are reasonably likely to have, a material impact on our short-term or long-term liquidity other than our need to pay the taxes and surcharges which we have accrued as liabilities on our June 30, 2005 balance sheet.

RESTRICTIONS ON CURRENCY EXCHANGE

        Substantially all of our projected revenues and operating expenses are denominated in Renminbi. The Renminbi is currently freely convertible under the "current account", which includes dividends, trade and service-related foreign exchange transactions, but not under the "capital account", which includes foreign direct investment and loans.

        We may purchase foreign exchange for settlement of "current account transactions", including payment of dividends to our shareholders, without the approval of the State Administration for Foreign Exchange. We may also retain foreign exchange in our current account, subject to a ceiling approved by the State Administration for Foreign Exchange, to satisfy foreign exchange liabilities or to pay dividends. However, the Chinese government may change its laws or regulations and limit or eliminate our ability to purchase and retain foreign currencies in the future.

        Since a significant amount of our future revenues will be denominated in Renminbi, the existing and any future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund any business activities outside China or fund expenditures denominated in foreign currencies.

RESERVES

        In accordance with current Chinese laws, regulations and accounting standards, we are required to set aside as a general reserve at least 10% of our respective after-tax profits. Appropriations to the reserve account are not required after these reserves have reached 50% of our registered capital. These reserves are created to fund potential operating losses and are not distributable as cash dividends. We are also required to set aside between 5% to 10% of our after-tax profits to the statutory public welfare reserve. In addition and at the discretion of our directors, we may set aside a portion of our after-tax profits for enterprise expansion funds, staff welfare and bonus funds and a surplus reserve. These statutory reserves and funds can only be used for specific purposes and may not be used for dividends.


CRITICAL ACCOUNTING POLICIES AND ESTIMATES


        We prepare financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenue and expenses during the financial reporting period. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements as their application assists management in making their business decisions


REVENUE RECOGNITION

        We generally recognize service revenues when persuasive evidence of an arrangement exists, services are rendered, the fee is fixed or determinable, and collectibility is probable. Service revenues are recognized net of discounts.

FOREIGN CURRENCY TRANSLATION

        We consider Renminbi as our functional currency as a substantial portion of our business activities are based in Renminbi ("RMB"). However, we have chosen the United States dollar as our reporting currency.

        Transactions in currencies other than the functional currency during the year are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are recorded in the statements of operations.

        For translation of financial statements into the reporting currency, assets and liabilities are translated at the exchange rate at the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated at the weighted average rates of exchange prevailing during the period. Translation adjustments resulting from this process are recorded in accumulated other comprehensive income (loss) within stockholders' equity.

PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

        Property, plant and equipment are stated at cost less accumulated depreciation.

        The cost of an asset consists of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, are normally recognized as an expense in the period in which they are incurred. In situations where it can be clearly demonstrated that expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

        When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

        Depreciation is calculated to write off the cost of property, plant and equipment over their estimated useful lives as set out below, from the date on which they become fully operational and after taking into account their estimated residual values, using the straight-line method.

                                    BUSINESS

CURRENT OPERATIONS

TAOHUAYUAN INN

        We own and operate the Taohuayuan Inn hotel and resort located in the northern suburbs of the city of Xi'an, province of Shaanxi in the PRC. The hotel is approximately 10 miles from downtown Xi'an and is readily accessible to downtown Xi'an by freeway. The Taohuayuan Inn is a PRC rated five-star hotel designed in the traditional Chinese village compound style in which six to eight rooms and one suite are located around individual courtyards. There are a total of 23 courtyards in the hotel representing 146 rooms and approximately 292 beds.

        The population of Shaanxi province is approximately 36,000,000 people and the population of the city of Xi'an is approximately 6,000,000 people. Xi'an is the capital of Shaanxi province and is located approximately 800 miles southwest of Beijing. Xi'an is a well-known tourist destination and is a center of higher education in the PRC with 46 public universities and 35 special purpose colleges located within Shaanxi province. Xi'an is also a well-known historical city considered to be one of four major tourist destinations in the PRC. Tourists are drawn to the city because 13 Chinese dynasties built their capital there and tourist attractions include the tombs of 71 emperors and the well-known terra cotta soldiers attraction.

        The Inn is a full-service hotel with five-star amenities including automated air conditioning and heating systems, television, telephone, fully-equipped bathrooms, a gym and health club, swimming pool, fishing gardens, beauty and hair salons, restaurants, steam baths, tea services, karaoke services, mini bars and related guest services.

        The hotel employs 300 persons organized into four departments. A production department which includes food and beverage, housekeeping and entertainment divisions, a sales department, an administration department which includes hotel managers, a human resource division, security division, finance division and a general hotel management department. The hotel employees are unionized and we believe our relations with our employees are satisfactory.


        The Taohuayuan Inn property consists of 163,611 square feet of buildings located on approximately 10 acres of land. The buildings are owned by us but the underlying real estate (as it is throughout the PRC) is owned by the government and provided to us under land use rights through the year 2065. We paid a one-time fee of $1,531,000 for the land use rights covering the real estate underlying the Taohuayuan Inn. The land use rights permit us to operate a hotel or resort on the property. There is no restriction on our ability to transfer our land use rights.

        The Taohuayuan Inn attracts both business and leisure travelers seeking upscale amenities and quality designed and decorated rooms at competitive prices, all under the design of a traditional Chinese inn. The average room occupancy rate in 2004 was 79% and the average daily room rate for 2004 was $35.60.

        We price our room rates at approximately 20% below that of competitive hotels in the Xi'an metropolitan area. Our room rates are less than those of our primary competitors because we offer traditional Chinese-style accommodations rather than the more expensive western accommodations which are offered by our competitors.


        We market the Taohuayuan Inn by emphasizing our traditional Chinese design and through organizing and offering to our customers free entertainment and music shows in the theme of traditional Chinese festivals and folk art. Advertising includes magazine and other print media and communications with travel agencies.

DONGJIN TAOYUAN VILLAS


        In January 2004 we entered into a five year management agreement to manage DongJin Taoyuan Villas, a hotel and resort property in the outskirts of Xi'an approximately 10 miles from downtown. We have managed the property, under similar management agreements, since 1997. . Vacations villas, also known as vacation villages, would generally be considered in the U.S. as destination resort and convention hotels. DongJin Taoyuan Villas, which is owned by Shaanxi New Taohuayuan Economy Trade Co., Ltd., our largest stockholder, is a self-contained hotel property covering 75 acres and providing most of the recreational amenities required for a family staying on the property for a week or longer. The hotel covers 15 acres and is comprised of 17 buildings with 84 rooms and 168 beds. Room rates range from $43 to $120 per night. The hotel provides the same facilities, services and amenities as the Taohuayuan Inn and also offers traditional Chinese opera shows.

        Under the terms of the management agreement with Shaanxi New Taohuayuan Economy Trade Co., Ltd. we receive a fixed fee of $423,216 annually plus a bonus of 15% of the excess of actual revenue over targeted revenue in exchange for providing all services relating to the operation of the property. Targeted revenue was $319,354 in 2003, $423,385 in 2004 and is $423,385 for the twelve months ending December 31, 2005. We did not achieve targeted revenues in 2003 or 2004 and did not earn a bonus for managing this property. As of August 31, 2005, revenue from this property was approximately $187,499. Refer to Note 4(c) to our financial statements for information concerning the amount we have received for managing this hotel and resort.

        Our agreement for the management of this property does not contain any termination provisions, other than those which are typically found in contracts and which are based upon a breach of contract. The management agreement may be renewed or amended with our consent and that of Shaanxi New Taohuayuan Economy Trade Co., Ltd.


WENHAO RESTAURANT MANAGEMENT


        In January 2004 we entered into a five year management agreement with Shaanxi Wenhao Zaliang Shifu, Ltd., an affiliate, to manage a chain of three traditional Chinese restaurants in the PRC. We have managed restaurants for this company since 1997. Two of the restaurants are in Xi'an, and one is in Beijing, and one is in Haerbin. The Wenhao restaurants serve a traditional Chinese village cuisine with emphasis on fresh and healthful foods and ingredients such as fresh fruits and vegetables and grains.

        Under the terms of the management agreement, we receive a management fee of $1,027,811 plus a bonus of 15% of the excess of actual revenue over targeted revenue in exchange for providing all services relating to the operation of the restaurants. We are fully responsible for the operation of the restaurants. Targeted revenue was $866,851 in 2003, $1,028,222 in 2004 and is $1,028,222 for
the twelve months ending December 31, 2005. We did not achieve targeted revenues in 2003 or 2004 and did not earn a bonus for managing this property. As of August 31, 2005, revenue from this property was approximately $404,998. Refer to
Note 4(c) to our financial statements for information concerning the amount we have received for managing these restaurants.

Information regarding the managed restaurants is as follows:



                                                                         Gross Revenues
                                                                     ----------------------
                                                                        Year     Six Months
Name of Restaurant                   Seating            Size           Ended        Ended
and Location                        Capacity       (Square Feet)     12-31-04      6-30-05
------------------                  --------       -------------     --------    ----------
                                                                        US$         US$
                                                                        ---------------
Wenhao Restaurant, Xi'an                900            43,056        3,976,276   2,091,482
Wenhao Restaurant, Xi'an              1,000            45,208        4,264,121   2,167,517
Wenhao Restaurant, Beijing              350            11,840        1,698,382     841,678



        Our agreement for the management of this property does not contain any termination provisions, other than those which are typically found in contracts and which are based upon a breach of contract. The management agreement may be renewed or amended with our consent and that of Shaanxi Wenhao Zaliang Shifu, Ltd.


FUTURE DEVELOPMENTS AND STRATEGY


        We purchased land use rights covering approximately 848 undeveloped acres in the city of Lantian for a one-time cost of $15,819,000. Lantian is located approximately 23 miles from Xi'an. The land use rights, which expire in 2045, permit us to use the land to build a mixed-use development that will include condominium units, hotel rooms, single family residences, educational facilities and commercial developments. As of June 30, 2005 project expenditures were $11,734,000 for the land use rights and $1,331,000 for preliminary planning and design. We anticipate that the remaining costs to develop the project, excluding the remaining $4,085,000 payment for the land use rights, will be approximately $44,000,000 over five years. We expect to begin construction on the property in 2007. We will supervise the design, construction and development of this project. We will operate the project once it is complete.

        We have also obtained land use rights covering approximately 7.5 undeveloped acres in Xi'an for a one time cost of $1,228,000. The land use rights, which expire in 2037, permit us to build a new 150 room, 270 bed, hotel and resort on the property. The new development, named the New Hainan hotel and resort, will be water oriented with the hotel surrounding a one-acre pool. Smaller pools and beaches will compliment the main pool. As of June 30, 2005 project expenditures were $1,228,000 for the land use rights. We expect to complete the New Hainan hotel and resort project in 2007 and commence operations at the end of 2007. The remaining costs to develop the project are expected to be approximately $4,840,000. We will supervise the design, construction and development of this project. We will operate the project once it is complete.

        As of June 30, 2005 expenditures for the Lantian and New Hainan projects have been funded with cash from our operations and proceeds from the sale of our common stock. We expect to finance the remaining costs for the Lantian and New Hainan projects through cash from our operations and loans. Loans would be collateralized by the property and issued in conjunction with the government. As of August 31, 2005 we did not have any firm commitments from any third party with respect to financing either project. If required financing is not be available the development of the projects may take additional time or we may be unable to develop the projects.


COMPETITION


        There are numerous upscale hotels in the Xi'an metropolitan area. We believe our Taohuayuan Inn ranks as one of the top ten hotels in Xi'an. Competition among hotels primarily involves the age and location of the hotel and the quality of services provided, since amenities tend to be consistent among all upscale properties. Our competitors all have recognized trade names, international reservation systems, greater resources and longer operating histories than we, and accordingly, we are at a competitive disadvantage in these areas. However, we offer the only traditional upscale Chinese hotels, offer similar amenities at slightly lower prices and believe that we can continue to compete successfully in the hotel industry.

        The DongJin Taoyuan Vacation Villas which we manage competes with three other vacation village or convention-style hotels in the Shaanxi area. Each of these properties is independently owned, not part of a franchise or reservation system, and is located outside the market area of our hotel.

        The three Wenhao restaurants compete with numerous mid-priced restaurants in their respective markets. We believe the Wenhao restaurants successfully compete due to their emphasis on menu items from China's Yellow River Valley.


PRC LAWS AND REGULATIONS AFFECTING OUR BUSINESS

        We are regulated in accordance with the PRC's Foreign Invested Enterprise Law and Wholly Foreign-Owned Enterprise Law, or WFOE Law. Article 8 of the WFOE Law provides that an enterprise with foreign capital meets the conditions for being considered a legal person under PRC law and shall acquire the status of a PRC legal person, in accordance with the law.

        Further, the WFOE Law provides in Article 4 that the investments of a foreign investor in the PRC, the profits it earns and its other lawful rights and interests are protected by PRC law. Article 5 of the WFOE Law also states that the PRC cannot nationalize or requisition any enterprise with foreign capital. Under special circumstances, when public interest requires, enterprises with foreign capital may be requisitioned by legal procedures and appropriate compensation must be made.

        The first two provisions set forth above reflect the principle that the PRC must protect the interests of the foreign investor. The third provision reflects the power of all national governments, including the United States, to nationalize private property under certain circumstances. Those Articles, combined with the Foreign Invested Enterprise laws, provide that the PRC government cannot have an intrusive role in the affairs of a Foreign Invested Enterprise company. To the contrary, those laws place a continuing duty on the government to ensure that the rights of foreign investors in Foreign Invested Enterprise companies, as expressed in the approved provisions of Articles of Association, are protected and preserved.

THE PRC LEGAL SYSTEM

        The practical effect of the PRC's legal system on our business operations in the PRC can be viewed under two separate but intertwined considerations.

        First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the corporation laws of U.S. states.

        Similarly, the PRC's accounting laws mandate accounting practices, which are not consistent with U.S. Generally Accepted Accounting Principles. The PRC accounting laws require that an annual "statutory audit" be performed in accordance with PRC's accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with PRC accounting laws. Article 14 of the PRC's Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. As a practical matter, a Foreign Invested Enterprise must retain a local PRC accounting firm that has experience with both the PRC standards and U.S. Generally Accepted Accounting Principles. This type of accounting firm can serve the dual function of performing the annual PRC statutory audit and preparing the Foreign Invested Enterprise's financial statements in a form acceptable for an independent U.S. certified public accountant to issue an audit report in accordance with U.S. Generally Accepted Accounting Standards.

        Second, while the enforcement of substantive rights may appear less clear than U.S. procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are PRC registered companies which enjoy the same status as other PRC registered companies in business-to-business dispute resolution. Therefore, as a practical matter, although no assurances can be given, the PRC's legal infrastructure, while different in operation from its U.S. counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

EARNINGS AND DISTRIBUTIONS OF THE FIE'S

        The Wholly-Foreign Owned Enterprise laws provide for and guarantee the distribution of profits to foreign investors in PRC Foreign Invested Enterprises.

        Article 19 of the PRC's Wholly Foreign Owned-Enterprise Law provides that a foreign investor may remit abroad profits that are earned by a Foreign Invested Enterprise, as well as other funds remaining after the enterprise is liquidated.

TAXES

        All of our income is generated in the PRC and is subject to a corporate income tax rate of 33% (30% state income tax and 3% local income tax).


        Because PRC business is a controlled foreign corporation, for U.S. federal income tax purposes, we may be required to include it in our gross income for U.S. tax purposes:

        - Those companies' "Subpart F" income, which includes certain passive income and income from certain transactions with related persons, whether or not this income is distributed to it; and
        - Increases in those companies' earnings invested in certain U.S. property.

        Based on our current and expected income, assets and operations, it believes that it will not have significant U.S. federal income tax consequences under the controlled foreign corporation rules.

REQUIRED STATUTORY RESERVE FUNDS


        In accordance with various regulations in the PRC, we as a Foreign Invested Enterprise, can distribute our after tax profits only after making transfers to certain statutory reserves.The order of distribution to investors is:


        -    Enterprise or corporate income tax payments;
        -    Application to eliminate prior year losses;
        -    Transfers to three statutory funds per regulations; and
        -    Distribution to investors.


        Although we do not intend to pay dividends, the requirements pertaining to funding statutory reserves may limit our ability to pay dividends in the future.


POLITICAL AND TRADE RELATIONS WITH THE UNITED STATES

        Political and trade relations between the U.S. and the PRC government within the past five years have been volatile and may continue to be in the future. Major causes of this volatility include the U.S.'s considered revocation of the PRC's Most Favored Nation trade status, illegal transshipments of textiles from the PRC to the U.S., issues surrounding the sovereignty of Taiwan, and the U.S.'s bombing of the PRC's embassy in Yugoslavia. While these factors have had no direct connection to our operations, other on-going causes of volatility, including the protection of intellectual property rights within the PRC and sensitive technology transfer from the U.S. to the PRC have closer potential connection to our operations. There can be no assurance that the political and trade ramifications of these causes of volatility or the emergence of new causes of volatility will not cause difficulties in our operations in the PRC marketplace.

ECONOMIC REFORM ISSUES

        Although the majority of productive assets in the PRC are owned by the PRC government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

        -    We will be able to capitalize on economic reforms;
        - The PRC government will continue its pursuit of economic reform policies;
        -    The economic policies, even if pursued, will be successful;
        - Economic policies will not be significantly altered from time to time; and
        - Business operations in the PRC will not become subject to the risk of nationalization.

        Since 1978, the PRC government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within the PRC, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.


        Recently, there have been indications that rates of in the PRC inflation have increased. In response, the PRC government recently has taken measures to curb this excessively expansive economy. These measures have included devaluations of the PRC currency, the Renminbi, restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the PRC economy. The PRC may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.


        There can be no assurance that the reforms to the PRC's economic system will continue or that we will not be adversely affected by changes in the PRC's political, economic, and social conditions and by changes in policies of the government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

CURRENCY CONVERSION AND EXCHANGE

        The currency in the PRC is designated as the Renminbi ("RMB"). Although the RMB/U.S. dollar exchange rate has been relatively stable in the past five years there can be no assurance that the exchange rate will not become volatile or that the RMB will not be officially devalued against the U.S. dollar by direction of the PRC government.


        Exchange rate fluctuations may adversely affect our financial performance because of our foreign currency denominated assets and liabilities, and may reduce the value, translated or converted, as applicable into U.S. dollars, of our net fixed assets, our earnings and our declared dividends. We do not engage in any hedging activities in order to minimize the effect of exchange rate risks. As of August 31, 2005 the currency exchange rate was 8.11 RMB for each U.S. dollar.

GENERAL INFORMATION

        We have a total of 325 employees including our executive officers. Our employees are unionized and we believe that our relations with our employees are good.

        We believe our properties are adequately insured.

        The cost of compliance with environmental laws in China has been, and is not expected to be, material.

         Our website is www.xintaohuayuan.com.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

        The names, ages and positions held by our executive officers and directors are set forth below.


NAME                    AGE             POSITION                                     OFFICER/DIRECTOR SINCE
----                    ---             --------                                     ----------------------
Chen Jingmin             52             Chairman of the Board of Directors                       1997
Cai Danmei               44             Chief Executive Officer, Chief Financial
                                        Officer and a Director                                   1997
Liu Bo                   28             Secretary and a Director                                 2004
Hu Yangxiong             43             Director                                                 2002
Yang Erping              50             Director                                                 2004
Zhao Jianwen             46             Director                                                 2004
Wang Changzhu            49             Director                                                 2004


        Our Audit Committee is composed of Messrs. Hu (Chairman), Yang and Zhao. Our Compensation Committee is comprised of Messrs. Yang (Chairman), Zhao and Wang. All of these directors are independent directors as defined in Commission and American Stock Exchange rules.

        Directors serve in such capacity until the next annual meeting of our stockholders and until their successors have been elected and qualified. Our officers serve at the discretion of our Board of Directors, until their death, or until they resign or have been removed from office.


        CHEN JINGMIN founded us in 1997 and has been our Chairman of the Board since that date. From 1993 to 1997 he was the General Manager of Shaanxi Wenhao Zaliang Shifu, Ltd. with which we currently have a management agreement.

        CAI DANMEI has been our Chief Executive Officer and Chief Financial Officer since our inception in 1997. Since 1993 she has also been an executive officer of Shaanxi Wenhao Zaliang Shifu, Ltd. with which we have a management agreement.

        LIU BO graduated from Shaanxi Finance and Economics College in 1999. Ms. Liu Bo was the Corporate Secretary and a Director of Jinhua Group, Ltd. between 2000 and 2004. Since 2004 she has been our Corporate Secretary and a Director.

        HU YANGXIONG was employed by Shaanxi Aviation Industry Bureau, a government agency, as a Senior Accountant and previously as Vice President of the accounting office from 1991 to 2002. He is a Certified Public Accountant and since 2002 has acted as an accounting consultant.


        YANG ERPING was Secretary to the Governor of Shaanxi Province from 1995 to 2000. From 2000 to 2003 he was the Chief Information Officer for the Shaanxi Province Government and from 2003 to the present he has been a Vice Professor of the Xi'an Finance Institute Management School.

        ZHAO JIANWEN has been the Chief Secretary of the Shaanxi Folk Artist Association since 1981.

        WANG CHANGZHU has been the Senior Editor and a Director of Shaanxi Television station since 1983.


EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE


                                                                          LONG TERM COMPENSATION
                        ANNUAL COMPENSATION                           AWARDS                    PAYOUTS
 (a)           (b)       (c)       (d)            (e)             (f)          (g)         (h)             (i)
   NAME                                                                     SECURITIES
   AND                                           OTHER         RESTRICTED   UNDERLYING                     ALL
PRINCIPAL                                        ANNUAL          STOCK       OPTIONS/      LTIP           OTHER
POSITION      YEAR     SALARY($)  BONUS($)   COMPENSATION($)    AWARD(S)      SARs(#)    PAYOUTS($)   COMPENSATION($)
-------------------------------------------------------------------------------------------------------------------
Chen          2004          0           0           0               0           0              0                 0
Jingmin       2003          0           0           0               0           0              0                 0
              2002          0           0           0               0           0              0                 0
-------------------------------------------------------------------------------------------------------------------

Cai           2004      2,250
Danmei        2003          0           0           0            0           0              0            0
              2002          0           0           0            0           0              0            0
-----------------------------------------------------------------------------------------------------------
Liu Bo        2004      1,300
              2003          0           0           0            0           0              0            0
              2002          0           0           0            0           0              0            0
-----------------------------------------------------------------------------------------------------------



        In May 2004 we entered into three-year employment agreements with Mr. Chen, Ms. Cai and Ms. Liu which provide for annual salaries of $0, $4,500 and $2,900, respectively. Each employment contract provides that we will pay for the employee's medical and accident insurance and that the employee will have two weeks of paid vacation per year. The employment agreements do not revert the employees from competing with us during or after their employment with us.

                             PRINCIPAL SHAREHOLDERS

        The following table shows, as of the date of this prospectus, the common stock ownership of (i) each person known by us to be the beneficial owner of five percent or more of our common stock, (ii) each director individually and
(iii) all officers and directors as a group. Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial. The address of each owner is in care of us at 1# Dongfeng Road, Xi'an Weiyang Tourism Development District, Xi'an, China.



                                                          NUMBER          PERCENT
        NAME                                            OF SHARES        OF CLASS
        ----                                            ---------        --------
        Chen Jingmin                                      154,799(1)        .9%
        Cai Danmei                                         52,632           .3%
        Liu Bo                                                 --           --%
        Hu Yangxiong                                           --           --%
        Yang Erping                                            --           --%
        Zhao Jianwen                                           --           --%
        Wang Changzhu                                          --           --%
        Shaanxi New Taohuayuan Economy
              Trade Co., Ltd.                           2,204,025(1)      12.9%
        All officers and directors
              as a group (7 persons)                    2,211,456         14.1%



(1) Chen Jingmin controls Shaanxi New Taohuayuan Economy Trade Co., Ltd. and may be considered the beneficial owner of the shares held by this company.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

        The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the common stock to be sold by means of this prospectus are referred to as the "selling shareholders". The selling shareholders acquired their shares in exchange for all outstanding shares of Shaanxi New Taohuayuan Culture Tourism Co., Ltd., a PRC corporation which was merged into us in December 2004.

        The selling shareholders include two of our executive officers, Chen Jingmin and Cai Danmei and our sole principal stockholder, Shaanxi New Taohuayuan Economy Trade Co., Ltd., a company controlled by Mr. Jingmin.

        We will not receive any proceeds from the sale of the shares by the selling shareholders. Although we will pay all costs of registering the shares offered by the selling shareholders the selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.



                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Shaanxi New Taohuayuan Economy Trade Co., Ltd.                    2,204,025      2,204,025          --             --
Zhang Chen                                                          658,204        658,204          --             --
Du Jinping                                                          642,415        642,415          --             --
Chen Jian                                                           619,195        619,195          --             --
Cai Tu                                                              600,619        600,619          --             --
Shaanxi Kangze Economic and Trade Ltd.                              541,796        541,796          --             --
Chen Yuanyuan                                                       432,663        432,663          --             --
He Qingshe                                                          431,115        431,115          --             --
Du Jingling                                                         425,542        425,542          --             --
Du Zhichao                                                          421,672        421,672          --             --
Du Duofeng                                                          390,712        390,712          --             --
Wang Junzhi                                                         380,031        380,031          --             --
Ma Jing                                                             362,848        362,848          --             --
He Li                                                               356,889        356,889          --             --
Liu Guoping                                                         349,071        349,071          --             --
Chen Xiaohui                                                        331,889        331,889          --             --
He Chengchu                                                         317,957        317,957          --             --
Du Jinhuan                                                          313,158        313,158          --             --
Shanaxi Wenhao Restaurant Ltd.                                      309,598        309,598          --             --
Chen Lingyan                                                        303,406        303,406          --             --
Gao Yuzhu                                                           300,774        300,774          --             --
Liu Lingjun                                                         296,440        296,440          --             --
Dang Wenping                                                        295,820        295,820          --             --
Wu Lianpei                                                          282,663        282,663          --             --
Bai Wenjun                                                          239,938        239,938          --             --
Chen Lingyun                                                        235,294        235,294          --             --
Huang Huanxia                                                       235,294        235,294          --             --
Wei Fengying                                                        201,238        201,238          --             --
He Xianzhang                                                        173,375        173,375          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Zhang Xiuli                                                         167,724        167,724          --             --
Chen Jingmin                                                        154,799        154,799          --             --
Liu Ximin                                                           137,616        137,616          --             --
Xie Huanni                                                           88,390         88,390          --             --
Shaanxi Taohuayuan Real Estate
 Development Ltd.                                                    77,399         77,399          --             --
Shaanxi Traditional Decoration Ltd.                                  77,399         77,399          --             --
He Weizhang                                                          75,851         75,851          --             --
Cai Danmei                                                           52,632         52,632          --             --
Zhang Fuyun                                                          46,440         46,440          --             --
Chen Guojing                                                        123,839        123,839          --             --
Liu Xixia                                                            46,440         46,440          --             --
Zhang Shuxun                                                         30,960         30,960          --             --
Nian Jin                                                             26,316         26,316          --             --
Xiong Yinglan                                                        25,542         25,542          --             --
Xie Ani                                                              24,613         24,613          --             --
Gao Yujuan                                                           18,576         18,576          --             --
Zhai Shuanmei                                                        18,111         18,111          --             --
Cai Qian                                                             17,957         17,957          --             --
Yang Yan                                                             15,480         15,480          --             --
Shi Guohua                                                           15,480         15,480          --             --
Xia Liyang                                                           15,480         15,480          --             --
Wang Shiliang                                                        15,480         15,480          --             --
Wang Xiaowan                                                         15,480         15,480          --             --
Min Chuanliu                                                         15,480         15,480          --             --
Li Yong                                                              14,706         14,706          --             --
Ma Minxuan                                                           13,932         13,932          --             --
Wang Dan                                                             13,158         13,158          --             --
Bai ZhiLan                                                           11,455         11,455          --             --
Bai Ningzuo                                                          11,455         11,455          --             --
Chen Liyong                                                          10,836         10,836          --             --
Chen Hongxi                                                          10,681         10,681          --             --
Yang Guangli                                                         10,062         10,062          --             --
Li Zhimei                                                             9,907          9,907          --             --
Hua Wen                                                               9,288          9,288          --             --
Shang Xiaojun                                                         9,288          9,288          --             --
Qiu Rongping                                                          8,514          8,514          --             --
Cai Hang                                                              8,514          8,514          --             --
Chen Donghong                                                         7,740          7,740          --             --
Wang Huying                                                           7,740          7,740          --             --
Yue Dawei                                                             7,740          7,740          --             --
Liu Yuan                                                              7,740          7,740          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Cao Guixian                                                           7,740          7,740          --             --
Shi Chunlan                                                           7,740          7,740          --             --
Yang Xiaosi                                                           7,740          7,740          --             --
Shen Jianguo                                                          7,740          7,740          --             --
HuangJuan Huang Juan                                                  7,740          7,740          --             --
Li Cuiying                                                            7,740          7,740          --             --
Yu Jianghua                                                           7,740          7,740          --             --
Yin Mingyan                                                           7,740          7,740          --             --
Meng Chen                                                             7,740          7,740          --             --
Yu Guiying                                                            7,740          7,740          --             --
Sun Di                                                                7,276          7,276          --             --
Wang Wenqing                                                          7,121          7,121          --             --
Tian Xin                                                              6,966          6,966          --             --
Wang Rong                                                             6,966          6,966          --             --
Zhong Yali                                                            6,192          6,192          --             --
Liu Xiaoyan                                                           6,192          6,192          --             --
Li Jun                                                                6,192          6,192          --             --
Cai Jianyu                                                            6,192          6,192          --             --
Gao Wensheng                                                            192            192          --             --
Xiao Xijing                                                           6,192          6,192          --             --
Lu Lijun                                                              6,192          6,192          --             --
Lin Jing                                                              6,192          6,192          --             --
Feng Changxi                                                          6,192          6,192          --             --
Zhu Chanshe                                                           6,192          6,192          --             --
Lv Chengquan                                                          6,192          6,192          --             --
Fu Luchang                                                            6,192          6,192          --             --
Tian Shenmin                                                          5,418          5,418          --             --
Du Shengde                                                            5,418          5,418          --             --
Ma Chaoran                                                            5,418          5,418          --             --
Hou Baoyuan                                                           4,644          4,644          --             --
Feng Qi                                                               4,644          4,644          --             --
Ye Deyuan                                                             4,644          4,644          --             --
Hou Ying                                                              4,644          4,644          --             --
Li Yaocheng                                                           4,644          4,644          --             --
Guo Dong                                                              4,644          4,644          --             --
Chen Xia                                                              4,644          4,644          --             --
Wang Ping                                                             4,644          4,644          --             --
Wang Huaiyou                                                          4,644          4,644          --             --
Zhang Quqing                                                          4,644          4,644          --             --
Li YunE                                                               4,644          4,644          --             --
Zhao Weihai                                                           4,644          4,644          --             --
Xu Bin                                                                4,644          4,644          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Yang Caiyu                                                            4,644          4,644          --             --
Yang Qingsu                                                           4,644          4,644          --             --
Ma Zhi                                                                4,644          4,644          --             --
Luo Yao                                                               4,644          4,644          --             --
Zhang Yuhua                                                           4,644          4,644          --             --
Ma Ling                                                               4,644          4,644          --             --
Liu Qiuju                                                             4,334          4,334          --             --
Yu Baoguo                                                             4,180          4,180          --             --
Gou Cairong                                                           4,025          4,025          --             --
Tian Yu                                                               3,870          3,870          --             --
Wei Peng                                                              3,870          3,870          --             --
Xu Qunmou                                                             3,870          3,870          --             --
Zhu Laifeng                                                           3,870          3,870          --             --
Cai Jun                                                               3,870          3,870          --             --
Chen Jian                                                             3,870          3,870          --             --
Yun Dongmei                                                           3,870          3,870          --             --
Li Dongsheng                                                          3,870          3,870          --             --
Zhu Haiqing                                                           3,870          3,870          --             --
He Fengqin                                                            3,870          3,870          --             --
Bai Caihong                                                           3,870          3,870          --             --
Qin Junniu                                                            3,715          3,715          --             --
Ren Zhiping                                                           3,715          3,715          --             --
Zhang Juling                                                          3,715          3,715          --             --
Liu Xiudong                                                           3,560          3,560          --             --
Chen Peng                                                             3,406          3,406          --             --
Xu Hongjun                                                            3,406          3,406          --             --
Yang LiNa                                                             3,251          3,251          --             --
Zhou Chongxiao                                                        3,251          3,251          --             --
Che Yahong                                                            3,096          3,096          --             --
Zhang Baoan                                                           3,096          3,096          --             --
Zhang Shuntang                                                        3,096          3,096          --             --
Wang Hongyan                                                          3,096          3,096          --             --
Ju Xinggui                                                            3,096          3,096          --             --
Zhang Xixia                                                           3,096          3,096          --             --
Wang Huiyun                                                           3,096          3,096          --             --
Zhang Quanming                                                        3,096          3,096          --             --
Tian Mingwang                                                         3,096          3,096          --             --
Guo Xiping                                                            3,096          3,096          --             --
Han Guolong                                                           3,096          3,096          --             --
Zhang Jialan                                                          3,096          3,096          --             --
Zhang Hong                                                            3,096          3,096          --             --
Xi Yaopeng                                                            3,096          3,096          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Wang Shefeng                                                          3,096          3,096          --             --
Tang Jing                                                             3,096          3,096          --             --
Liu LanFang                                                           3,096          3,096          --             --
Jiang Hong                                                            3,096          3,096          --             --
Ma Jinxiang                                                           3,096          3,096          --             --
Xu Caichan                                                            3,096          3,096          --             --
Ren Ying                                                              3,096          3,096          --             --
Wu Youyi                                                              3,096          3,096          --             --
Li Xiangfeng                                                          3,096          3,096          --             --
He Qunyang                                                            3,096          3,096          --             --
Wang Weijun                                                           3,096          3,096          --             --
Zhang HuiMin                                                          3,096          3,096          --             --
Gao Binggang                                                          3,096          3,096          --             --
Wang Erhu                                                             3,096          3,096          --             --
Cao Cuiping                                                           3,096          3,096          --             --
Wang Huaijin                                                          3,096          3,096          --             --
Xu Wenhua                                                             3,096          3,096          --             --
Lu Wengui                                                             3,096          3,096          --             --
Kong Lingrong                                                         3,096          3,096          --             --
He Jianxin                                                            3,096          3,096          --             --
Zhai Yu                                                               3,096          3,096          --             --
Zhai Wenxu                                                            3,096          3,096          --             --
Zhang Li                                                              3,096          3,096          --             --
Wang Feng                                                             3,096          3,096          --             --
Zhang Hai                                                             3,096          3,096          --             --
Xu Zhiling                                                            3,096          3,096          --             --
Qiao Guolin                                                           3,096          3,096          --             --
Liu Baohai                                                            3,096          3,096          --             --
Wang Jumei                                                            3,096          3,096          --             --
Chang Chuanping                                                       3,096          3,096          --             --
Chen Yongsheng                                                        3,096          3,096          --             --
Ren Yali                                                              3,096          3,096          --             --
Zhang Hao                                                             3,096          3,096          --             --
Wang Weiwen                                                           3,096          3,096          --             --
Yang Min                                                              3,096          3,096          --             --
Chen Zhengqing                                                        3,096          3,096          --             --
Yin Mingjie                                                           3,096          3,096          --             --
Liu Xiangwu                                                           3,096          3,096          --             --
Wang Yanqiu                                                           3,096          3,096          --             --
Wang ZhongAn                                                          3,096          3,096          --             --
Tang Lin                                                              3,096          3,096          --             --
He Ning                                                               3,096          3,096          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Gu Yi                                                                 3,096          3,096          --             --
Guo MingAn                                                            3,096          3,096          --             --
Wang Koulao                                                           3,096          3,096          --             --
Zhang Zhiying                                                         3,096          3,096          --             --
Cun Xiaojin                                                           3,096          3,096          --             --
Cheng Qunfang                                                         3,096          3,096          --             --
Hu Yang                                                               3,096          3,096          --             --
Shang Tieshan                                                         3,096          3,096          --             --
Zheng Xiaoping                                                        3,096          3,096          --             --
Zhu Airong                                                            3,096          3,096          --             --
Meng Guizhi                                                           3,096          3,096          --             --
Bai Yulin                                                             3,096          3,096          --             --
Ding Shiyuan                                                          3,096          3,096          --             --
Zhou Zhongmin                                                         2,941          2,941          --             --
Hou Zhiping                                                           2,941          2,941          --             --
Liu Jiancheng                                                         2,786          2,786          --             --
Wu Kangliang                                                          2,786          2,786          --             --
Zhang ChangAn                                                         2,786          2,786          --             --
Li Gongshe                                                            2,786          2,786          --             --
Duan Mengmin                                                          2,632          2,632          --             --
Zhang Youqin                                                          2,477          2,477          --             --
Liu Zhifeng                                                           2,322          2,322          --             --
Li Pinlian                                                            2,322          2,322          --             --
Han Dongmei                                                           2,322          2,322          --             --
Li Peiling                                                            2,322          2,322          --             --
Li Xingju                                                             2,322          2,322          --             --
Ren Jianxin                                                           2,322          2,322          --             --
Feng Guixian                                                          2,322          2,322          --             --
Kong Gangqi                                                           2,322          2,322          --             --
Yang Hongying                                                         2,322          2,322          --             --
Xie Yu                                                                2,322          2,322          --             --
Zhang Aiping                                                          2,322          2,322          --             --
Liu Chunmei                                                           2,322          2,322          --             --
Gao Cunfang                                                           2,322          2,322          --             --
Li Meirong                                                            2,322          2,322          --             --
Tian Yuan                                                             2,322          2,322          --             --
Chen Jianwen                                                          2,322          2,322          --             --
Chen Meihua                                                           2,322          2,322          --             --
Zhai Jianmin                                                          2,322          2,322          --             --
He Beizhan                                                            2,322          2,322          --             --
Sun Jianrong                                                          2,322          2,322          --             --
Ma Li                                                                 2,322          2,322          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Wang Yali                                                             2,322          2,322          --             --
Wang Yawen                                                            2,322          2,322          --             --
Wang Puxuan                                                           2,322          2,322          --             --
Zhang XiaoPing                                                        2,322          2,322          --             --
Wang Zhonghua                                                         2,322          2,322          --             --
Chen Zheng                                                            2,322          2,322          --             --
Ma Moudi                                                              2,322          2,322          --             --
Gu Jianping                                                           2,322          2,322          --             --
Yang Sujuan                                                           2,167          2,167          --             --
Fu Zongzhi                                                            2,167          2,167          --             --
Zhang Jubin                                                           2,167          2,167          --             --
Liang Lun                                                             2,167          2,167          --             --
Ding Junli                                                            2,012          2,012          --             --
Wang Ling                                                             2,012          2,012          --             --
Zhang Xiling                                                          2,012          2,012          --             --
Feng Jianhuai                                                         2,012          2,012          --             --
Xing Peiling                                                          1,858          1,858          --             --
Zheng Rong                                                            1,858          1,858          --             --
Sun Shuliang                                                          1,858          1,858          --             --
Zhai ZhongAn                                                          1,858          1,858          --             --
Zhang Zongping                                                        1,858          1,858          --             --
Ren Bin                                                               1,858          1,858          --             --
Zhang Chi                                                             1,703          1,703          --             --
Yang Jihu                                                             1,703          1,703          --             --
Yang Shengke                                                          1,703          1,703          --             --
He Ruifang                                                            1,548          1,548          --             --
Zhong Huizhong                                                        1,548          1,548          --             --
Feng Ting                                                             1,548          1,548          --             --
Quan PingAn                                                           1,548          1,548          --             --
Li Guirong                                                            1,548          1,548          --             --
Wang Guixia                                                           1,548          1,548          --             --
Hu Tao                                                                1,548          1,548          --             --
Quan Ningli                                                           1,548          1,548          --             --
Shi Gang                                                              1,548          1,548          --             --
He Shukui                                                             1,548          1,548          --             --
Yang Zongmin                                                          1,548          1,548          --             --
Xue Xinsheng                                                          1,548          1,548          --             --
Li Junhu                                                              1,548          1,548          --             --
Zhang Fan                                                             1,548          1,548          --             --
Liu Ming                                                              1,548          1,548          --             --
Zhang Chujun                                                          1,548          1,548          --             --
Fang Xiangyang                                                        1,548          1,548          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Hu Xinghua                                                            1,548          1,548          --             --
He Mifang                                                             1,548          1,548          --             --
Yan Ailian                                                            1,548          1,548          --             --
Zhang Guilan                                                          1,548          1,548          --             --
Gou Furong                                                            1,548          1,548          --             --
Wang Xiaohong                                                         1,548          1,548          --             --
Wang Xiaoqiang                                                        1,548          1,548          --             --
Wang Xiaoru                                                           1,548          1,548          --             --
Liu Shuzhen                                                           1,548          1,548          --             --
Bai Jiefeng                                                           1,548          1,548          --             --
Zhang Rui                                                             1,548          1,548          --             --
Zhao XiuQuan                                                          1,548          1,548          --             --
Bo Pingli                                                             1,548          1,548          --             --
Yu YouZhuang                                                          1,548          1,548          --             --
Li Xin                                                                1,548          1,548          --             --
Wang GuoXiang                                                         1,548          1,548          --             --
Xi GuiXiang                                                           1,548          1,548          --             --
Li Jing                                                               1,548          1,548          --             --
Tong Xiaoping                                                         1,548          1,548          --             --
Zhao Junju                                                            1,548          1,548          --             --
Chen Fuzhong                                                          1,548          1,548          --             --
Zhu Suxian                                                            1,548          1,548          --             --
Liu Dahong                                                            1,548          1,548          --             --
Bo Yali                                                               1,548          1,548          --             --
Li Aiju                                                               1,548          1,548          --             --
Liu Yuanyuan                                                          1,548          1,548          --             --
Ma Hujun                                                              1,548          1,548          --             --
Zhang Tihe                                                            1,548          1,548          --             --
Ma Yingming                                                           1,548          1,548          --             --
Yan Hong                                                              1,548          1,548          --             --
Wang Junjian                                                          1,548          1,548          --             --
Cao Qiufen                                                            1,548          1,548          --             --
Wang Hou                                                              1,548          1,548          --             --
Yang Baoling                                                          1,548          1,548          --             --
Zhong Juanli                                                          1,548          1,548          --             --
Zhang Jie                                                             1,548          1,548          --             --
Yang Yuzhen                                                           1,548          1,548          --             --
Duan Guizhen                                                          1,548          1,548          --             --
Lin Shengli                                                           1,548          1,548          --             --
Yuan Xinmin                                                           1,548          1,548          --             --
Du Xuan                                                               1,548          1,548          --             --
Guo Zhijie                                                            1,548          1,548          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Wang Furong                                                           1,548          1,548          --             --
Xing Guohuo                                                           1,548          1,548          --             --
Jiang Heping                                                          1,548          1,548          --             --
Xue Juxian                                                            1,548          1,548          --             --
Zhang Shiping                                                         1,548          1,548          --             --
Yang WenBao                                                           1,548          1,548          --             --
Niu Xiaoping                                                          1,548          1,548          --             --
Li Qiang                                                              1,548          1,548          --             --
Zhou Xiaoli                                                           1,548          1,548          --             --
Liu Yun                                                               1,548          1,548          --             --
Zhao Yuping                                                           1,548          1,548          --             --
Yu Xuefang                                                            1,548          1,548          --             --
Xin Chongli                                                           1,548          1,548          --             --
Xu Jufeng                                                             1,548          1,548          --             --
Chen Ting                                                             1,548          1,548          --             --
Xu Dong                                                               1,548          1,548          --             --
Guan Shishen                                                          1,548          1,548          --             --
He Yumei                                                              1,548          1,548          --             --
Wang Huixia                                                           1,548          1,548          --             --
He Anyang                                                             1,548          1,548          --             --
HuYan Yifan                                                           1,548          1,548          --             --
Yuan Yinghua                                                          1,548          1,548          --             --
Wang Qiang                                                            1,548          1,548          --             --
Wang Xuewa                                                            1,548          1,548          --             --
Yan Chuping                                                           1,548          1,548          --             --
Si Ke                                                                 1,548          1,548          --             --
Wang Wenyu                                                            1,548          1,548          --             --
Liu Xianzheng                                                         1,548          1,548          --             --
Liu Hu                                                                1,548          1,548          --             --
Xu Xuanmin                                                            1,548          1,548          --             --
Liu Wei                                                               1,548          1,548          --             --
Gao Jianguo                                                           1,548          1,548          --             --
Yang Fuqiang                                                          1,548          1,548          --             --
Sun Hepeng                                                            1,548          1,548          --             --
Li Zhongquan                                                          1,548          1,548          --             --
Liu Kuanren                                                           1,548          1,548          --             --
Li Yun                                                                1,548          1,548          --             --
Han Zhou                                                              1,548          1,548          --             --
Dong Bo                                                               1,548          1,548          --             --
Ren Shengli                                                           1,548          1,548          --             --
Shi Heping                                                            1,548          1,548          --             --
Jiao Xianrong                                                         1,548          1,548          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Liu Yulan                                                             1,548          1,548          --             --
Zhang Yuefeng                                                         1,548          1,548          --             --
Wang Huaiyong                                                         1,548          1,548          --             --
Yang Shufang                                                          1,548          1,548          --             --
Yao Qian                                                              1,548          1,548          --             --
Dai Junliang                                                          1,548          1,548          --             --
Wang Zhengmin                                                         1,548          1,548          --             --
Cui Zhihai                                                            1,548          1,548          --             --
Cui Qiaoyun                                                           1,548          1,548          --             --
Ren Linyao                                                            1,548          1,548          --             --
Lu Qing                                                               1,548          1,548          --             --
Wang Jixiang                                                          1,548          1,548          --             --
Wang Xiaojie                                                          1,548          1,548          --             --
Chen Fenrong                                                          1,548          1,548          --             --
Li Na                                                                 1,548          1,548          --             --
Zhang Weifeng                                                         1,548          1,548          --             --
Wang Ying                                                             1,548          1,548          --             --
Zhang Jingbo                                                          1,548          1,548          --             --
Yang Suhua                                                            1,548          1,548          --             --
Li Hui                                                                1,548          1,548          --             --
Chen Xincheng                                                         1,548          1,548          --             --
Jiang Shaobo                                                          1,548          1,548          --             --
Wu Mengzhu                                                            1,548          1,548          --             --
Kong Fangqin                                                          1,548          1,548          --             --
Xu Jianping                                                           1,548          1,548          --             --
Chang Jiarong                                                         1,548          1,548          --             --
Lu Lichong                                                            1,548          1,548          --             --
Zhu Weifeng                                                           1,548          1,548          --             --
Liu Shujian                                                           1,548          1,548          --             --
Gao Hongmei                                                           1,548          1,548          --             --
Wang Wuhong                                                           1,548          1,548          --             --
Ji Huiying                                                            1,548          1,548          --             --
Song Xia                                                              1,548          1,548          --             --
Kou Jianli                                                            1,548          1,548          --             --
Qiu Yujie                                                             1,548          1,548          --             --
Yang Hui                                                              1,548          1,548          --             --
Cao Youcai                                                            1,548          1,548          --             --
Xue Wei                                                               1,548          1,548          --             --
Liu Xian                                                              1,548          1,548          --             --
Zhou Rongli                                                           1,548          1,548          --             --
Shi Zhengshe                                                          1,548          1,548          --             --
Dou Wenhong                                                           1,548          1,548          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Yang Xinmin                                                           1,548          1,548          --             --
Li Yan                                                                1,548          1,548          --             --
Wang Yongping                                                         1,548          1,548          --             --
Li Chen                                                               1,548          1,548          --             --
Xu Liquan                                                             1,548          1,548          --             --
Wang Peilan                                                           1,548          1,548          --             --
Wang Judi                                                             1,548          1,548          --             --
Wang Anli                                                             1,548          1,548          --             --
Wang Zuozhou                                                          1,548          1,548          --             --
Wang Jun                                                              1,548          1,548          --             --
Chang Chuannan                                                        1,548          1,548          --             --
Zhao Shuling                                                          1,548          1,548          --             --
Nie Yueli                                                             1,548          1,548          --             --
Li Guoqi                                                              1,548          1,548          --             --
Li Yuxia                                                              1,548          1,548          --             --
Xue Qingjun                                                           1,548          1,548          --             --
Liu Daping                                                            1,548          1,548          --             --
Wang Xianmin                                                          1,548          1,548          --             --
Zhang Zongrang                                                        1,548          1,548          --             --
Kong Jinli                                                            1,548          1,548          --             --
Li Ping                                                               1,548          1,548          --             --
Pan Chan                                                              1,548          1,548          --             --
Wang Xi'an                                                            1,548          1,548          --             --
Zhou Zhonghe                                                          1,548          1,548          --             --
Zhang Weimin                                                          1,548          1,548          --             --
Wu Haiguang                                                           1,548          1,548          --             --
Hu Haijun                                                             1,548          1,548          --             --
Yan Huling                                                            1,548          1,548          --             --
Liu Yuanji                                                            1,548          1,548          --             --
Jiang Junling                                                         1,548          1,548          --             --
Tu Fengping                                                           1,548          1,548          --             --
Zhang Anzhao                                                          1,548          1,548          --             --
Li Yumin                                                              1,548          1,548          --             --
Cui Yubin                                                             1,548          1,548          --             --
Qiang Liming                                                          1,548          1,548          --             --
Zhang Chengcui                                                        1,548          1,548          --             --
Yin Mingjian                                                          1,548          1,548          --             --
Yang Guangling                                                        1,548          1,548          --             --
Liu Chunying                                                          1,548          1,548          --             --
Chen Yunbin                                                           1,548          1,548          --             --
Chen Lingling                                                         1,548          1,548          --             --
Chen Yong                                                             1,548          1,548          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Zhang Xilian                                                          1,548          1,548          --             --
Liu Lili                                                              1,548          1,548          --             --
Guo Xinjiang                                                          1,548          1,548          --             --
Li Miao                                                               1,548          1,548          --             --
Hu Xiaoli                                                             1,548          1,548          --             --
Cui Xuan                                                              1,548          1,548          --             --
Zhang Yi                                                              1,548          1,548          --             --
Zhao Huimin                                                           1,548          1,548          --             --
Li Na                                                                 1,548          1,548          --             --
Zhang Fan                                                             1,548          1,548          --             --
Hu Xihua                                                              1,548          1,548          --             --
Wang Qinfeng                                                          1,548          1,548          --             --
Wang Qinyu                                                            1,548          1,548          --             --
Li Meiqin                                                             1,548          1,548          --             --
Qin Aiyun                                                             1,548          1,548          --             --
Wang JingAn                                                           1,548          1,548          --             --
Jing Buzheng                                                          1,548          1,548          --             --
Wei Chunxiang                                                         1,548          1,548          --             --
Wang Jianguo                                                          1,548          1,548          --             --
Tang Mei                                                              1,548          1,548          --             --
Ji Junxia                                                             1,548          1,548          --             --
Zhou Lijun                                                            1,548          1,548          --             --
Liu Yuzhen                                                            1,548          1,548          --             --
Jia Bairong                                                           1,548          1,548          --             --
Zhang Keyu                                                            1,548          1,548          --             --
Hui Xuefang                                                           1,548          1,548          --             --
Gao Anxi                                                              1,548          1,548          --             --
Sun Guirong                                                           1,548          1,548          --             --
Cai Hongqiao                                                          1,548          1,548          --             --
Yin Xizheng                                                           1,548          1,548          --             --
Wang Gaili                                                            1,548          1,548          --             --
Liu Liguang                                                           1,548          1,548          --             --
Wang Gang                                                             1,548          1,548          --             --
Hu Jing                                                               1,548          1,548          --             --
Li Zheng                                                              1,548          1,548          --             --
Zhang Yaojun                                                          1,548          1,548          --             --
Jia Yunyi                                                             1,548          1,548          --             --
Ma Jiuyi                                                              1,548          1,548          --             --
Li Hongxia                                                            1,548          1,548          --             --
Cai Jinrang                                                           1,548          1,548          --             --
Zhang Weijian                                                         1,548          1,548          --             --
Zhang Shiyao                                                          1,548          1,548          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Xue Feng                                                              1,548          1,548          --             --
Zhang Lingzhang                                                       1,548          1,548          --             --
Yang Wenjin                                                           1,548          1,548          --             --
Yue Peijun                                                            1,548          1,548          --             --
Wang Limin                                                            1,548          1,548          --             --
Yang Yanni                                                            1,548          1,548          --             --
Qin Yonghuai                                                          1,548          1,548          --             --
Wang Huimin                                                           1,548          1,548          --             --
Yang Junxing                                                          1,548          1,548          --             --
Tao Qiaowen                                                           1,548          1,548          --             --
Yang Junpeng                                                          1,548          1,548          --             --
Bai Runlan                                                            1,548          1,548          --             --
Wang Lahong                                                           1,393          1,393          --             --
Wang Hongsheng                                                        1,393          1,393          --             --
Sun Feng                                                              1,393          1,393          --             --
Zhou Shunhua                                                          1,393          1,393          --             --
Liu Yali                                                              1,238          1,238          --             --
Shen Baihua                                                           1,238          1,238          --             --
Song Heping                                                           1,238          1,238          --             --
Gou Liming                                                            1,238          1,238          --             --
Fan Yazheng                                                           1,238          1,238          --             --
Shen Songquan                                                         1,238          1,238          --             --
Cheng Zhuru                                                           1,238          1,238          --             --
Jing Baoping                                                          1,238          1,238          --             --
Shi Huixia                                                            1,238          1,238          --             --
Zhang Junjun                                                          1,238          1,238          --             --
Jiang Hong                                                            1,238          1,238          --             --
Ren Jianwu                                                            1,238          1,238          --             --
Wang Puxuan                                                           1,238          1,238          --             --
Kou Guangqing                                                         1,238          1,238          --             --
Gao Ruibin                                                            1,238          1,238          --             --
Wang Xia                                                              1,238          1,238          --             --
Liang Haibing                                                         1,238          1,238          --             --
Li Jun                                                                1,238          1,238          --             --
Zhang Keqiang                                                         1,238          1,238          --             --
Wang Fengling                                                         1,238          1,238          --             --
Wang guiping                                                          1,084          1,084          --             --
Yin Yajun                                                             1,084          1,084          --             --
Chen Youmin                                                           1,084          1,084          --             --
Jin Debang                                                            1,084          1,084          --             --
Wang Liqiang                                                          1,084          1,084          --             --
Zhang Meixia                                                          1,084          1,084          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Ren Bu ying                                                             929            929          --             --
Wang DongE                                                              929            929          --             --
Guo Li                                                                  929            929          --             --
Bai Xiaofang                                                            929            929          --             --
Dong Qiaoling                                                           929            929          --             --
Li Weixiang                                                             929            929          --             --
Kou Juanrong                                                            929            929          --             --
Ye Chunjuan                                                             929            929          --             --
Zhang Hongjie                                                           929            929          --             --
Fan Risheng                                                             929            929          --             --
Fang Yemin                                                              929            929          --             --
Wang Yufeng                                                             929            929          --             --
Wang Yanru                                                              774            774          --             --
Zhao Kunping                                                            774            774          --             --
Liu Xiaoxia                                                             774            774          --             --
Lv Aiying                                                               774            774          --             --
Zhang Juanmei                                                           774            774          --             --
Wang Peng                                                               774            774          --             --
Wang Xiaohong                                                           774            774          --             --
Jiang Yi                                                                774            774          --             --
Liu Ming                                                                774            774          --             --
Li Jing                                                                 774            774          --             --
Zhang Long                                                              774            774          --             --
Yang Yazhen                                                             774            774          --             --
Han Ronghui                                                             774            774          --             --
He Rong                                                                 774            774          --             --
Li Zhehua                                                               774            774          --             --
Zhao Hui                                                                774            774          --             --
Wei Huifang                                                             774            774          --             --
Zhu Bimei                                                               774            774          --             --
Fan Chunfang                                                            774            774          --             --
Jia Xinnian                                                             774            774          --             --
Ren Xiaojuan                                                            774            774          --             --
Wang Chunli                                                             774            774          --             --
Gou Daming                                                              774            774          --             --
Wang Xiaru                                                              774            774          --             --
Tang Dongmei                                                            774            774          --             --
Tang Wenjuan                                                            774            774          --             --
Chen CuiE                                                               774            774          --             --
Lin Sijun                                                               774            774          --             --
Cai Feihong                                                             774            774          --             --
Zou Cuilan                                                              774            774          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Li Guiyan                                                               774            774          --             --
Wang Jiansheng                                                          774            774          --             --
Gao Pingjun                                                             774            774          --             --
Wang Bo                                                                 774            774          --             --
Wang Mingli                                                             774            774          --             --
Xu Qunping                                                              774            774          --             --
Lin Suixi                                                               774            774          --             --
Du Weihua                                                               774            774          --             --
Zhang Zhuli                                                             774            774          --             --
Li Fangqin                                                              774            774          --             --
Zhu Yanping                                                             774            774          --             --
Zhnag Xuan                                                              774            774          --             --
Li Jianhui                                                              774            774          --             --
Du Xiaohua                                                              774            774          --             --
Wang Xiuxia                                                             774            774          --             --
Fan Yunbo                                                               774            774          --             --
Ren Xiaoling                                                            774            774          --             --
Jin Manli                                                               774            774          --             --
Lv Senmao                                                               774            774          --             --
Fan Jun                                                                 774            774          --             --
Sun AnNa                                                                774            774          --             --
Zhang Hua                                                               774            774          --             --
Wang Yan                                                                774            774          --             --
Zhang JunE                                                              774            774          --             --
Ren Zhiming                                                             774            774          --             --
Wang Bushan                                                             774            774          --             --
Zhu Jianguang                                                           774            774          --             --
Zhu Juhong                                                              774            774          --             --
Zhang Mingyu                                                            774            774          --             --
Wang XiPing                                                             774            774          --             --
Wang Kangli                                                             774            774          --             --
Li Chunrong                                                             774            774          --             --
Yuan Youfeng                                                            774            774          --             --
Li Rongguang                                                            774            774          --             --
Wang Jianchang                                                          774            774          --             --
Xu Shengcheng                                                           774            774          --             --
Wang Shuqiang                                                           774            774          --             --
Qu Ruixin                                                               774            774          --             --
Zhang Feng                                                              774            774          --             --
Jin Jiahua                                                              774            774          --             --
Guo Xiaoxia                                                             774            774          --             --
Yu Yaqing                                                               774            774          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Zhang yongjun                                                           774            774          --             --
An Junli                                                                774            774          --             --
Zhang Jun                                                               774            774          --             --
Chen Lei                                                                774            774          --             --
Chen Deyin                                                              774            774          --             --
He Bin                                                                  774            774          --             --
Xu Genhai                                                               774            774          --             --
Jin Pei                                                                 774            774          --             --
Chen Xinmin                                                             774            774          --             --
Liu Yaping                                                              774            774          --             --
Kang Qiufang                                                            774            774          --             --
Deng Jingchuan                                                          774            774          --             --
Gong Rongsheng                                                          774            774          --             --
Gao Zhongxiang                                                          774            774          --             --
Li Jing                                                                 774            774          --             --
Tian Xiaoyu                                                             774            774          --             --
Liu Xiaoling                                                            774            774          --             --
Li Chunxiu                                                              774            774          --             --
Zhe Haimei                                                              774            774          --             --
Zhang Caimei                                                            774            774          --             --
Cao Lun                                                                 774            774          --             --
Ni Jianjun                                                              774            774          --             --
Feng Xuemin                                                             774            774          --             --
Bai Juanjuan                                                            774            774          --             --
Chai Jingying                                                           774            774          --             --
Guo Ruoli                                                               774            774          --             --
Lu Nanhua                                                               774            774          --             --
Wu Zhiyu                                                                774            774          --             --
Yang Jianjing                                                           774            774          --             --
Zhang Weixi                                                             774            774          --             --
Xia Haijun                                                              774            774          --             --
Liu Yunping                                                             774            774          --             --
Li Xijing                                                               774            774          --             --
Zhu Hongyan                                                             774            774          --             --
Li Na                                                                   774            774          --             --
Yi Jiaji                                                                774            774          --             --
Sun Butai                                                               774            774          --             --
He Wenxia                                                               774            774          --             --
Xu Qignqiu                                                              774            774          --             --
He Xiufang                                                              774            774          --             --
Zhang Zhijun                                                            774            774          --             --
Wang Fang                                                               774            774          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Gao Shuzhen                                                             774            774          --             --
Hu Xiaojuan                                                             774            774          --             --
Wang JianE                                                              774            774          --             --
Huang Cailing                                                           774            774          --             --
Gao Yanchun                                                             774            774          --             --
Yuan Shenli                                                             774            774          --             --
Guo Bufen                                                               774            774          --             --
Wang Xinli                                                              774            774          --             --
Jia Xiping                                                              774            774          --             --
Xue Jing                                                                774            774          --             --
Gong Shuzhen                                                            774            774          --             --
Zhang Jian                                                              774            774          --             --
Wang Wangxue                                                            774            774          --             --
Zhang Xiaoqin                                                           774            774          --             --
Yu Binwu                                                                774            774          --             --
Zang Xuehong                                                            774            774          --             --
Li Jinyuan                                                              774            774          --             --
Li Xiulan                                                               774            774          --             --
Li Yali                                                                 774            774          --             --
Li Yunian                                                               774            774          --             --
Wu Qizhou                                                               774            774          --             --
Zhang Xiping                                                            774            774          --             --
Liu Anke                                                                774            774          --             --
Zhu Qiuping                                                             774            774          --             --
Zhang Xiuqin                                                            774            774          --             --
Wang Zhongyu                                                            774            774          --             --
Wang Lining                                                             774            774          --             --
Gao Xiuqin                                                              774            774          --             --
Wang Jianwen                                                            774            774          --             --
Pan Feng                                                                774            774          --             --
Zhang Congjun                                                           774            774          --             --
Zhao Yanling                                                            774            774          --             --
Wang Jing                                                               774            774          --             --
Zheng Junying                                                           774            774          --             --
Yang Gang                                                               774            774          --             --
Liu Zhiling                                                             774            774          --             --
Chen Hong                                                               774            774          --             --
Chen Li                                                                 774            774          --             --
Ru Congling                                                             774            774          --             --
Xu Chunhua                                                              774            774          --             --
Wu Chaoying                                                             774            774          --             --
Zhao Juying                                                             774            774          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Wang Kai                                                                774            774          --             --
Xu Zhihua                                                               774            774          --             --
Wang Buming                                                             774            774          --             --
Su Junying                                                              774            774          --             --
Ma Junying                                                              774            774          --             --
Zhang Mingqin                                                           774            774          --             --
Qi Junling                                                              774            774          --             --
Zhou Lijun                                                              774            774          --             --
Feng Yanyu                                                              774            774          --             --
Li Hua                                                                  774            774          --             --
Feng Tiejun                                                             774            774          --             --
Hu Guimei                                                               774            774          --             --
Guo Shuqin                                                              774            774          --             --
Jia Tinghou                                                             774            774          --             --
Kong Weibin                                                             774            774          --             --
Chen Shuangxi                                                           774            774          --             --
Yuan Ying                                                               774            774          --             --
Lu Aifang                                                               774            774          --             --
Cheng Yuxi                                                              774            774          --             --
Liu Junzheng                                                            774            774          --             --
Liu Tieshan                                                             774            774          --             --
Tian HuaiBu                                                             774            774          --             --
Meng Zhixin                                                             774            774          --             --
Zhang Xifang                                                            774            774          --             --
Wang Jie                                                                774            774          --             --
Shang Ziyong                                                            774            774          --             --
Lu Na                                                                   774            774          --             --
Lei Xinlin                                                              774            774          --             --
Li Jingsheng                                                            774            774          --             --
Zhang Yaowen                                                            774            774          --             --
Gong Heping                                                             774            774          --             --
Liu Shizhu                                                              774            774          --             --
Wang Jiwen                                                              774            774          --             --
Fu Liping                                                               774            774          --             --
Meng Qun                                                                774            774          --             --
Hou Ping                                                                774            774          --             --
Jiang Lianxi                                                            774            774          --             --
Su Min                                                                  774            774          --             --
Zhang Xiaojun                                                           774            774          --             --
Bai Jie                                                                 774            774          --             --
Li Yunliang                                                             774            774          --             --
Zhang Yuping                                                            774            774          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Li Caiyun                                                               774            774          --             --
Liu Bo                                                                  774            774          --             --
Wamg Qinxue                                                             774            774          --             --
Dong Baiquan                                                            619            619          --             --
Wang Yuelan                                                             619            619          --             --
Zhang Gonghui                                                           619            619          --             --
Guo Jianyuan                                                            619            619          --             --
Geng Wushi                                                              619            619          --             --
Hua Ailing                                                              619            619          --             --
Li Xiuzhen                                                              619            619          --             --
Li Yu                                                                   619            619          --             --
Xu Cangguo                                                              619            619          --             --
Xang Fuxue                                                              619            619          --             --
Wang Xinfa                                                              619            619          --             --
Ren Hairong                                                             619            619          --             --
Yang Yueqiu                                                             619            619          --             --
Lu Mingfang                                                             619            619          --             --
Xu Jingling                                                             619            619          --             --
Zhong Jianying                                                          619            619          --             --
Liu Changhua                                                            619            619          --             --
Liu Yitao                                                               619            619          --             --
Hu Jincheng                                                             619            619          --             --
Zhao Xiaoyan                                                            619            619          --             --
Wang Yali                                                               619            619          --             --
Wang Qingqiang                                                          619            619          --             --
Zhang Qinxian                                                           619            619          --             --
Li Jingyun                                                              619            619          --             --
Dong Minsheng                                                           619            619          --             --
Rui jian                                                                619            619          --             --
Zhang Jinwu                                                             619            619          --             --
Tong Yanling                                                            619            619          --             --
Luo Fengxia                                                             619            619          --             --
Lin Jiang                                                               619            619          --             --
Guo Xiaomin                                                             619            619          --             --
Fan Botao                                                               619            619          --             --
Bi Guoian                                                               619            619          --             --
Ye Butian                                                               619            619          --             --
Yang Wenjun                                                             619            619          --             --
Ma Junsheng                                                             619            619          --             --
Zhou Ping                                                               619            619          --             --
Wang Yuexiang                                                           619            619          --             --
Ji Quan                                                                 619            619          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Fan Yutao                                                               619            619          --             --
Ji Lingli                                                               619            619          --             --
Wang Weimin                                                             619            619          --             --
Zheng Jixue                                                             464            464          --             --
Liu Yu                                                                  464            464          --             --
Dang XiuE                                                               464            464          --             --
Yang Xiaolin                                                            464            464          --             --
Wu Yingfeng                                                             464            464          --             --
Wang Aijun                                                              464            464          --             --
Xu Xiangling                                                            464            464          --             --
HanBingWei                                                              464            464          --             --
Xu Douchun                                                              464            464          --             --
Li jianping                                                             464            464          --             --
Li Xianjun                                                              464            464          --             --
Zhu Huilan                                                              464            464          --             --
Liu Tao                                                                 464            464          --             --
Wang Jianshe                                                            464            464          --             --
Wen Xiaoyu                                                              464            464          --             --
Li Fangxia                                                              464            464          --             --
Yin Li                                                                  464            464          --             --
Yao Baoan                                                               464            464          --             --
Wang Yunxia                                                             464            464          --             --
Wei Shuxia                                                              464            464          --             --
Ma Jian                                                                 464            464          --             --
Li Liwa                                                                 464            464          --             --
Chen Xiaopeng                                                           464            464          --             --
Zhu Ling                                                                464            464          --             --
Du Guangfen                                                             464            464          --             --
Zhou Yuhua                                                              464            464          --             --
Chen Shaoxian                                                           464            464          --             --
Li Fan                                                                  464            464          --             --
Zhao Yushu                                                              464            464          --             --
Hu Yanzhen                                                              464            464          --             --
Zhao Xiaoling                                                           464            464          --             --
Zhang Shuyun                                                            464            464          --             --
Liang Sunping                                                           464            464          --             --
Chen Xuanmin                                                            464            464          --             --
Wang Xiaoping                                                           464            464          --             --
Li Yuchuan                                                              464            464          --             --
Chen Xiaoqin                                                            464            464          --             --
Hao Suyun                                                               464            464          --             --
Wang Cuian                                                              464            464          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Wang Ruiju                                                              464            464          --             --
Zhao Jianlong                                                           464            464          --             --
He Yongyi                                                               464            464          --             --
Ling Ling                                                               464            464          --             --
Dang Yongming                                                           464            464          --             --
Zhu Jiaying                                                             464            464          --             --
Wang Xiaorong                                                           464            464          --             --
Shi Guiqin                                                              464            464          --             --
Wan Shuliang                                                            464            464          --             --
Wang Xiaowei                                                            464            464          --             --
Liu Juqin                                                               464            464          --             --
Zhou Chunlian                                                           464            464          --             --
Qi Cujian                                                               464            464          --             --
Li Zhiren                                                               464            464          --             --
Yang Yueli                                                              464            464          --             --
Bai Yurong                                                              464            464          --             --
Cao Ruisheng                                                            310            310          --             --
Cao Weihong                                                             310            310          --             --
Zhao Jianjun                                                            310            310          --             --
Bai HongEn                                                              310            310          --             --
Dong Hong                                                               310            310          --             --
Lu Wuli                                                                 310            310          --             --
Tao Enli                                                                310            310          --             --
Du Mou                                                                  310            310          --             --
Li Zhuhui                                                               310            310          --             --
Shi Lingying                                                            310            310          --             --
Jiang Linshu                                                            310            310          --             --
TaoWenBo                                                                310            310          --             --
Zhang Xiaoling                                                          310            310          --             --
Tian Ming                                                               310            310          --             --
Zhao Li                                                                 310            310          --             --
Yu Yagang                                                               310            310          --             --
Zhang Xinli                                                             310            310          --             --
Liu Mannuo                                                              310            310          --             --
Han Suqing                                                              310            310          --             --
Qi Suying                                                               310            310          --             --
Wang Burong                                                             310            310          --             --
Zhang Ronghua                                                           310            310          --             --
Han Junfang                                                             310            310          --             --
Zhang Guangzhi                                                          310            310          --             --
Cheng Xipeng                                                            310            310          --             --
Liu Xiaoqin                                                             310            310          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Yang Liming                                                             310            310          --             --
Duan Xiaoyan                                                            310            310          --             --
Xu Guangheng                                                            310            310          --             --
Wang Jianxin                                                            310            310          --             --
Li Yang                                                                 310            310          --             --
Jia Shujuan                                                             310            310          --             --
Cheng Yue                                                               310            310          --             --
Xu Kangli                                                               310            310          --             --
Yang Guifeng                                                            310            310          --             --
Lu Wentao                                                               310            310          --             --
Liu XinAn                                                               310            310          --             --
Chen Jie                                                                310            310          --             --
Zheng XinAn                                                             310            310          --             --
Liu Xiaoping                                                            310            310          --             --
Zhang Liangmo                                                           310            310          --             --
Zheng Xiaocheng                                                         310            310          --             --
Zhang Jishun                                                            310            310          --             --
Zhao Bin                                                                310            310          --             --
Wang Junqiang                                                           310            310          --             --
Li Yuanping                                                             310            310          --             --
Li Xiaoyan                                                              310            310          --             --
Zhang Zhengrong                                                         310            310          --             --
Zhang Hengzhou                                                          155            155          --             --
Liang Pu                                                                155            155          --             --
Liu Jianxiu                                                             155            155          --             --
Lv Hongwei                                                              155            155          --             --
Hou Jianfeng                                                            155            155          --             --
WangJianKang                                                            155            155          --             --
Yang Yongcao                                                            155            155          --             --
Wang Bin                                                                155            155          --             --
Zhang Lei                                                               155            155          --             --
Chen Ming                                                               155            155          --             --
Zhou Yani                                                               155            155          --             --
Chen Ling                                                               155            155          --             --
Chen Zhihua                                                             155            155          --             --
Wang Junfeng                                                            155            155          --             --
Xia Minjun                                                              155            155          --             --
Bai Yan                                                                 155            155          --             --
Zhang Xiaoli                                                            155            155          --             --
Liu Weihu                                                               155            155          --             --
Li Weiyang                                                              155            155          --             --
Hou Xiuqin                                                              155            155          --             --

                                                                                 Shares to           Shares ownership
                                                                                  be sold           after this Offering
                                                                    Shares        in this         ----------------------
Name                                                                Owned        Offering         Number           %
----                                                                ------       ---------        ------        --------
Li Yanping                                                              155            155          --             --
Yu Xiao                                                                 155            155          --             --
Wang Shuhua                                                             155            155          --             --
Yan Jie                                                                 155            155          --             --
Yang Fujun                                                              155            155          --             --
Tong Guimei                                                             155            155          --             --
Zhang Chunhua                                                           155            155          --             --
Guo LiAn                                                                155            155          --             --
Meng Lingrong                                                           155            155          --             --
Wang Feng                                                               155            155          --             --
Lv Junqi                                                                155            155          --             --
Lv Junqiang                                                             155            155          --             --
Wei Hongjun                                                             155            155          --             --
Mao Suolao                                                              155            155          --             --
Li Ruijuan                                                              155            155          --             --
Liu Xiaoyan                                                             155            155          --             --
Cheng xuefang                                                           155            155          --             --
Xue Junmei                                                              155            155          --             --
Yang Zhiqiang                                                           155            155          --             --
Wang Weiling                                                            155            155          --             --
Yang Guodong                                                            155            155          --             --
Chang Cheng Yu                                                      757,097        757,097          --             --
Chung Chiu Hsueh                                                    757,096        757,096          --             --
Chang Hsien Chung                                                    33,250         33,250          --             --


INFORMATION REGARDING THE SELLING STOCKHOLDERS

        The shares of our common stock which the selling stockholders or their pledgees, donees, transferees or other successors in interest may offer for resale will be sold initially at a price of $5.00 per share and thereafter if the shares are listed for trading on the American Stock Exchange or any other stock exchange at then prevailing market prices or privately negotiated prices in one or more of the following transactions:

           -   Block transactions;
           - Transactions on the American Stock Exchange, Electronic Bulletin Board or on such other market on which our common stock may from time to time be trading;
           -   Privately negotiated transactions;
           -   Through the writing of options on the shares;
           -   Short sales; or
           -   Any combination of these transactions.

        The sale price to the public in these transactions may be:

           -   The market price prevailing at the time of sale;
           -   A price related to the prevailing market price;
           -   Negotiated prices; or
           - Such other price as the selling stockholders determine from time to time.

        In the event that we permit or cause this prospectus to lapse, the selling stockholders may only sell shares of our common stock pursuant to Rule 144 under the Securities Act of 1933. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

        The selling stockholders or their pledges, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers and/or broker-dealers acting as agents for their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock may do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

        Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

        The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of securities is prohibited from bidding for, purchasing or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling stockholder. These regulations may affect the marketability of these shares of our common stock.

        None of the selling shareholders are broker/dealers or are affiliated with broker/dealers.


                  RELATED PARTY AND OTHER MATERIAL TRANSACTIONS


        During 2002 we owed Shaanxi New Taohuayuan Economy Trade Co., Ltd., a company controlled by our chairman Chen Jingman, $423,385 for money loaned to us to obtain rights to additional power from the utilities which provide us power. During 2002 Shaanxi New Taohuayuan Economy Trade Co., Ltd. forgave this debt because to improve our capital structure.

        As of December 31, 2002 Shaanxi Taohuayuan Real Estate Development Limited owed us $1,209,673 for amounts we loaned to that company. Shaanxi Taohuayuan Real Estate Development Limited, which is controlled by Chen Jingmin, repaid this loan in 2003.

        On December 6, 2004 we merged Shaanxi New Taohuayuan Culture Tourism Co., Ltd., a PRC company organized in September 1997, into us. In connection with this merger we issued 17,027,328 shares of our common stock to the shareholders of Shaanxi New Taohuayuan Culture Tourism Co., Ltd. The purpose of the merger was to redomicile us as a Nevada corporation. In correction with the merger, the following members of our management and affiliates received shares of our common stock:

        -    Chen Jingmin, 154,799 shares;
        -    Cai Danmei, 52,632 shares; and
        - Shaanxi New Taohuayuan Economy Trade Co., Ltd., a company controlled by Mr. Jingmin, 2,204,025 shares.

        We currently receive management fees from Shaanxi New Taohuayuan Economy Trade Co., Ltd., our largest stockholder, for managing its DongJin Taoyuan Villas and from Shaanxi Wenhao Zaliang Shifu, Ltd., for managing its three restaurants. Shaanxi New Taohuayuan Economy Trade Co., Ltd. and Shaanxi Wenhao Zaliang Shifu, Ltd. are controlled by Chen Jingmin, our chairman. Details regarding our management agreements, which were not negotiated at arms length, with respect to these properties can be found in the "Business" section of this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL


        We are authorized to issue 50,000,000 shares of our common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. See "Business-PRC Laws and Regulations Affecting our Business" for information concerning PRC laws and regulations which could impact the rights of our shareholders or limit our ability to pay dividends.


COMMON STOCK

        Currently, there are 17,027,328 shares of common stock outstanding held by 934 stockholders. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefor subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

        Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

PREFERRED STOCK

        We are authorized to issue 10,000,000 shares of $.001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of Preferred Stock outstanding.

LIMITATION ON LIABILITY

        Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

        - a breach of the director's duty of loyalty to us or our stockholders;
        - acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

        -    a transaction from which our director received an improper benefit;
             or
        - an act or omission for which the liability of a director is expressly provided under Nevada law.

        In addition, our Articles of Incorporation provide that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

        Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DIVIDENDS

        We do not intend to pay dividends on our capital stock in the foreseeable future.

TRANSFER AGENT

        Corporate Stock Transfer, Inc., Denver, Colorado, is our transfer agent.

                         SHARES ELIGIBLE FOR FUTURE SALE


        We have 17,027,328 shares of common stock outstanding, all of which are being registered hereby and will be freely tradable shares upon the effective date of this prospectus. Commencing in December 2005 all such shares will also be eligible for sale under Rule 144.


        In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three month period, a number of shares that does not exceed the greater of:

        -    1% of the then outstanding shares of our common stock; or
        - The average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

        Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

        Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.

                                     EXPERTS


        Our audited financial statements included in this prospectus as of and for the years ended December 31, 2003 and 2004 have been included in reliance on the reports of Moores Rowland Mazars, independent registered certified public accountants, given on the authority of this firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to New Taohuayuan Culture Tourism Co., Ltd. and our common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement. Following the effective date of the prospectus, we will be required to file periodic reports with the Securities and Exchange Commission, including quarterly reports, annual reports which include our audited financial statements and proxy statements. The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

                   FINANCIAL STATEMENTS
                   NEW TAOHUAYUAN CULTURE TOURISM COMPANY
                        LIMITED
                   SIX MONTHS ENDED JUNE 30, 2005 AND 2004 AND
                        YEARS ENDED DECEMBER 31, 2004 AND 2003

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED


We have audited the accompanying consolidated balance sheets of New Taohuayuan Culture Tourism Company Limited and its subsidiary (the "Company") as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has a negative working capital that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



MOORES ROWLAND MAZARS


CHARTERED ACCOUNTANTS
CERTIFIED PUBLIC ACCOUNTANTS
Hong Kong, May 19, 2005

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              (UNAUDITED)                    (Audited)
                                                           SIX MONTHS ENDED                 Year ended
                                                               JUNE 30,                    December 31,
                                                      ---------------------------   ---------------------------
                                                          2005          2004            2004           2003
                                               NOTE        US$           US$             US$            US$
    OPERATING REVENUES
Catering services income                                 1,057,140      1,064,342      2,607,094      1,842,118
Hotel and related services income                          761,551        823,201      1,658,536      1,491,938
MANAGEMENT FEE INCOME                          4(c)        725,803        698,949      1,405,639      1,065,721
                                                      ------------   ------------   ------------   ------------
                                                         2,544,494      2,586,492      5,671,269      4,399,777
                                                      ------------   ------------   ------------   ------------

OPERATING EXPENSES
Depreciation                                               248,016        252,157        498,624        503,661
Raw materials and consumables used                         409,801        424,007        992,954        754,352
Salaries, wages and allowances                             160,892        146,736        285,910        308,019
General and administrative expenses                        232,418        167,969      1,316,660        467,737
Other taxes                                                146,324        207,621        427,325        252,949
                                                      ------------   ------------   ------------   ------------

TOTAL OPERATING EXPENSES                                 1,197,451      1,198,490      3,521,473      2,286,718
                                                      ------------   ------------   ------------   ------------

    INCOME FROM OPERATIONS                               1,347,043      1,388,002      2,149,796      2,113,059
                                                      ------------   ------------   ------------   ------------

    NON-OPERATING INCOME (EXPENSE)
INTEREST INCOME                                                208            636          1,862        296,805
SUNDRY INCOME                                                9,546         56,390         31,017         62,170
Surcharge on taxes                             8(b)       (542,321)      (404,766)      (809,532)      (521,834)
                                                      ------------   ------------   ------------   ------------

                                                          (532,567)      (347,740)      (776,653)      (162,859)
                                                      ------------   ------------   ------------   ------------

Income before income tax                                   814,476      1,040,262      1,373,143      1,950,200

INCOME TAX                                       3        (405,193)      (409,120)      (760,622)      (815,771)
                                                      ------------   ------------   ------------   ------------

Net income                                                 409,283        631,142        612,521      1,134,429
                                                      ============   ============   ============   ============

Earnings per share
- BASIC                                                       0.02           0.03           0.04           0.07
- DILUTED                                                     0.02           0.03           0.04           0.07
                                                      ============   ============   ============   ============

THE FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTES.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED


CONSOLIDATED BALANCE SHEETS


                                                                       (UNAUDITED)           (Audited)
                                                                            AS OF              As of
                                                                         JUNE 30,           December 31,
                                                                     ------------   ---------------------------
                                                                             2005           2004           2003
                                                              NOTE            US$            US$            US$
ASSETS

CURRENT ASSETS
Bank balances and cash                                                     52,488         93,294        407,611
Trade receivables                                                          32,481         31,027         21,988
Prepayments and other debtors                                              44,681         12,416         39,115
Inventories                                                                48,265         44,861         54,056
Due from related parties                                      4(b)        499,244        305,123      1,282,551
                                                                     ------------   ------------   ------------

TOTAL CURRENT ASSETS                                                      677,159        486,721      1,805,321
Property, plant and equipment, net                               5      8,962,998      9,205,203      9,560,454
Prepayments                                                      6     13,064,463     11,612,856      8,528,191
Deferred tax assets                                                       566,554        492,758        348,330
                                                                     ------------   ------------   ------------

            TOTAL ASSETS                                               23,271,174     21,797,538     20,242,296
                                                                     ============   ============   ============

LIABILITIES AND
    STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade payables                                                            208,105        174,251        156,456
Accrued charges and other creditors                                       571,530        616,955         54,683
Deposits                                                                   62,668         66,932         78,975
Income tax payable                                                      4,109,025      3,630,035      2,724,985
Other taxes payable                                                     1,404,657      1,322,617        945,368
SURCHARGE ON TAXES PAYABLE                                    8(b)      2,375,062      1,832,741      1,023,209
DIVIDEND PAYABLE                                                            2,329         25,492        291,019
                                                                     ------------   ------------   ------------

Total current liabilities                                               8,733,376      7,669,023      5,274,695
                                                                     ------------   ------------   ------------

Commitments and contingencies                                    8

STOCKHOLDERS' EQUITY                                             7
Preferred stock, par value of US$0.001
  10,000,000 shares of stock authorized,
      none issued and outstanding
Common stock, par value of US$0.001
  50,000,000 shares of stock authorized,
  17,027,328 shares of stock issued and
      outstanding                                                          17,027         17,027         17,027
Additional paid-in capital                                             14,922,428     14,922,428     14,922,428
Statutory reserves                                                      1,271,817      1,271,817      1,016,558
Accumulated losses                                                     (1,673,474)    (2,082,757)      (988,412)
                                                                     ------------   ------------   ------------

TOTAL STOCKHOLDERS' EQUITY                                             14,537,798     14,128,515     14,967,601
                                                                     ------------   ------------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             23,271,174     21,797,538     20,242,296
                                                                     ============   ============   ============

THE FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTES.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                              SHARE CAPITAL
                                      ---------------------------
                                                                      ADDITIONAL
                                               NO.                       PAID-IN      STATUTORY    ACCUMULATED
                                            SHARES         AMOUNT        CAPITAL       RESERVES         LOSSES           TOTAL
                                                              US$            US$            US$            US$             US$
(Audited)

Balance as of January 1, 2003           17,027,328         17,027     14,922,428        760,375       (415,051)     15,284,779

Net income for the year                          -              -              -              -      1,134,429       1,134,429

Dividend declared                                -              -              -              -     (1,451,607)     (1,451,607)

Transfer to statutory reserves                   -              -              -        256,183       (256,183)              -
                                      ------------   ------------   ------------   ------------   ------------    ------------

Balances as of December 31, 2003        17,027,328         17,027     14,922,428      1,016,558       (988,412)     14,967,601

Net income for the year                          -              -              -              -        612,521         612,521

Dividend declared                                -              -              -              -     (1,451,607)     (1,451,607)

Transfer to statutory reserves                   -              -              -        255,259       (255,259)              -
                                      ------------   ------------   ------------   ------------   ------------    ------------

Balances as of December 31, 2004        17,027,328         17,027     14,922,428      1,271,817     (2,082,757)     14,128,515
                                      ============   ============   ============   ============   ============    ============

(Unaudited)

Balances as of January 1, 2005          17,027,328         17,027     14,922,428      1,271,817     (2,082,757)     14,128,515

Net income for the period                        -              -              -              -        409,283         409,283
                                      ------------   ------------   ------------   ------------   ------------    ------------

BALANCES AS OF JUNE 30, 2005            17,027,328         17,027     14,922,428      1,271,817     (1,673,474)     14,537,798
                                      ============   ============   ============   ============   ============    ============

THE FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTES.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              (UNAUDITED)           (AUDITED)
                                                           SIX MONTHS ENDED         YEAR ENDED
                                                                JUNE 30,            DECEMBER 31,
                                                      ---------------------------   ---------------------------
                                                          2005               2004   2004           2003
                                                           US$                US$    US$            US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                 409,283        631,142        612,521      1,134,429

Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation                                           248,016        252,157        498,624        503,661
    Loss on disposal of property, plant and
      equipment                                                  -         40,358         42,148              -
    Changes in working capital:
       Trade receivables                                    (1,454)       (20,767)        (9,039)         6,530
       Prepayments and other debtors                       (32,265)       (69,842)        26,699         (6,480)
       Inventories                                          (3,404)         8,801          9,195          4,688
       Due from related parties                           (194,121)       835,080        977,428      3,908,848
       Trade payables                                       33,854        125,069         17,795       (138,537)
       Accrued charges and other creditors                 (45,425)        22,306        562,272       (149,515)
       Deposits                                             (4,264)         2,280        (12,043)        11,576
       Income tax payable                                  478,990        485,151        905,050        841,198
       Other taxes payable                                  82,040        165,333        377,249        260,896
       Surcharge on taxes                                  542,321        404,766        809,532        521,834
       Deferred tax assets                                 (73,796)       (76,030)      (144,428)       (25,427)
                                                      ------------   ------------   ------------   ------------

NET CASH PROVIDED BY OPERATING ACTIVITIES                1,439,775      2,805,804      4,673,003      6,873,701
                                                      ------------   ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment                   (5,811)      (107,828)      (194,026)       (31,302)
Prepayments                                             (1,451,607)    (1,330,640)    (3,084,665)    (8,528,191)
Sale proceeds from disposal of property, plant
    and equipment                                                -          7,863          8,505              -
                                                      ------------   ------------   ------------   ------------

Net cash used in investing activities                   (1,457,418)    (1,430,605)    (3,270,186)    (8,559,493)
                                                      ------------   ------------   ------------   ------------

Cash flows from financing activities:
DIVIDEND PAID                                              (23,163)    (1,716,679)    (1,717,134)    (1,366,840)
                                                      ------------   ------------   ------------   ------------

Net decrease in cash and cash equivalents                  (40,806)      (341,480)      (314,317)    (3,052,632)

Cash and cash equivalents at beginning of
    period/year                                             93,294        407,611        407,611      3,460,243
                                                      ------------   ------------   ------------   ------------

Cash and cash equivalents at end of
    period/year, represented by bank balances
    and cash                                                52,488         66,131         93,294        407,611
                                                      ============   ============   ============   ============

THE FINANCIAL STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTES.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

     New Taohuayuan Culture Tourism Company Limited ("New Tao" or the "Company") was incorporated under the laws of the state of Nevada on November 3, 2004. New Tao has had no operations since incorporation.

     Shaanxi New Taohuayuan Culture Tourism Company Limited [CHINESE TEXT] ("Shaanxi THY") was incorporated in the People's Republic of China (the "PRC") on August 3, 1997 with limited liability. It principally operates a resort in Xian, the PRC, providing catering, hotel and related services.

     Pursuant to an agreement and plan of migratory merger entered into between New Tao and Shaanxi THY (on behalf of the original stockholders of Shaanxi
     THY) on November 5, 2004, New Tao consummated an acquisition of Shaanxi THY by issuing 17,027,328 shares of common stock of New Tao, par value of US$0.001, to the original stockholders of Shaanxi THY in exchange for their interests in Shaanxi THY (the "Transaction"). As a result, the controlling stockholder of Shaanxi THY has actual or effective operating control of New Tao and Shaanxi THY (collectively referred to as the "Company") after the Transaction. The Transaction was approved by the Shaanxi Ministry of Commerce on November 24, 2004. Since then, Shaanxi THY has become a wholly owned subsidiary of New Tao and its status has changed to a wholly foreign owned enterprise with the company name changed to NTHY [CHINESE TEXT] (New Taohuayuan Culture Tourism Company Limited).

     Since New Tao has had no operations or net assets, the Transaction was considered to be a capital transaction in substance, rather than a business combination and no goodwill was recognized. For financial reporting purposes, the Transaction has been treated as a reverse acquisition whereby Shaanxi THY is considered to be the accounting survivor and the operating entity while New Tao is considered to be the legal survivor. On that basis, the historical financial information presented in these financial statements, although labeled as those of New Tao, represent those of Shaanxi THY. The historical stockholders' equity accounts of the Company have been retroactively restated to reflect the issuance of the 17,027,328 shares of common stock for the Transaction since the beginning of the periods presented, i.e. as of January 1, 2003. The difference between the par value of shares of New Tao issued for the Transaction and the par value of shares of Shaanxi THY is recorded as additional paid-in capital.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING
     The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP").

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     PREPARATION OF FINANCIAL STATEMENTS
     The Company had negative working capital of US$8,056,217 and US$7,182,302 as of June 30, 2005 and December 31, 2004 respectively. This raised substantial doubt about the Company's ability to continue as a going concern. The negative working capital mainly arises from the provision for income and other taxes and related surcharge as discussed in note 8(b) to the financial statements. Management believes that the Company will be able to negotiate a settlement in installments with the PRC tax authority if the PRC tax authority demands payment. In addition, since the Company has generated profits and positive operating cash flows, management is confident that the Company will be able to settle other liabilities by internally generated funds from operations. Therefore, the Company will have sufficient funds to settle its liabilities when they become due. As a result, the financial statements have been prepared in conformity with the principles applicable to a going concern.

     REVENUE RECOGNITION
     The Company generally recognizes catering, hotel and related service revenues when persuasive evidence of an arrangement exists, services are rendered, the fee is fixed or determinable, and collectibility is probable. Such service revenues are recognized net of discounts. Management fee income is recognised when services are rendered in accordance with the agreements (see note 4(c)(i)).

     INCOME AND OTHER TAXES
     Provision for income and other taxes has been made in accordance with the tax rates and laws in effect in the PRC.

     Deferred taxes are provided using the liability method for all significant temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carry forwards. The tax consequences of those differences are classified as current or non-current based on the classification of the related assets or liabilities in the financial statements.

     FOREIGN CURRENCY TRANSLATION
     The Company considers Renminbi its functional currency as a substantial portion of the Company's business activities are based in Renminbi ("RMB"). However, the Company has chosen the United States dollar as its reporting currency.

     Transactions in currencies other than the functional currency during the period are translated into the functional currency at the applicable rates of exchange prevailing at the time of the transactions. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the applicable rates of exchange in effect at the balance sheet date. Exchange gains and losses are recorded in the statements of operations.

     For translation of financial statements into the reporting currency, assets and liabilities are translated at the exchange rate at the balance sheet date, equity accounts are translated at historical exchange rates, and revenues, expenses, gains and losses are translated at the weighted average rates of exchange prevailing during the period. Translation adjustments resulting from this process are recorded in accumulated other comprehensive income (loss) within stockholders' equity.

     There was no significant fluctuation in the exchange rate of United States dollar to RMB and the exchange rate adopted was US$1 = RMB8.2667. Comprehensive income and accumulated other comprehensive income are not material to the financial statements.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     EARNINGS PER SHARE
     Basic earnings per share are computed by dividing net income available to common stockholders by the weighted average number of common stocks outstanding for the periods.

     The calculation of diluted earnings per share is based on net income available to common shareholders and on the weighted average number of common stocks outstanding adjusted to reflect potentially dilutive securities. There were no potentially dilutive securities outstanding during any of the periods and accordingly, basic and diluted earnings per share are the same.

     TRADE RECEIVABLES
     Trade receivables are recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally granted on a short-term basis, thus trade receivables do not bear interest. Trade receivables are periodically evaluated for collectibility based on past credit history with customers and their current financial condition. Changes in the estimated collectibility of trade receivables are recorded in the results of operations for the period in which the estimate is revised. Trade receivables deemed uncollectible are offset against the allowance for uncollectible accounts. The Company generally does not require collateral for trade receivables.

     INVENTORIES
     Inventories, mainly comprised of raw materials and consumables, are stated at the lower of cost or market. Potential losses from obsolete and slow-moving inventories are provided for when identified. Cost, which comprises all costs of purchase and, where applicable, other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the first-in, first-out method.

     CASH EQUIVALENTS
     Cash equivalents include all highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and are so near maturity that they represent insignificant risk of changes in value because of changes in interest rates.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with USGAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include but are not limited to depreciation, taxes and contingencies. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     The estimated fair values for financial instruments under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which include cash, trade receivables and trade payables, approximate their carrying values in the financial statements due to the short-term maturities of these assets and liabilities.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION
     Property, plant and equipment are stated at cost less accumulated depreciation.

     The cost of an asset consists of its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, are normally recognized as an expense in the period in which they are incurred. In situations where it can be clearly demonstrated that an expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

     When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

     Depreciation is calculated to write off the cost of property, plant and equipment over their estimated useful lives as set out below, from the date on which they become fully operational and after taking into account their estimated residual values, using the straight-line method:

              Leasehold land                 over the unexpired term of leases
              Buildings                      40 years
              Other building structures      15 years
              Fixtures and fiittings         15 years
              Electrical equipments          12 years
              Motor vehicles                 10 years
              Other equipments               10 years

     IMPAIRMENT OF LONG-LIVED ASSETS
     Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". An asset is considered impaired if its carrying amount exceeds the future net cash flows the asset is expected to generate. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. The recoverability of long-lived assets is assessed by determining whether the unamortized balances can be recovered through undiscounted future net cash flows of the related assets. The amount of impairment, if any, is measured based on projected discounted future net cash flows using a discount rate reflecting the Company's average cost of capital.

     RELATED PARTIES
     Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party, or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

3.   INCOME TAX

     The Company is subject to the PRC enterprise income tax at the rate of 33%. The income tax expense comprised:

                                                              (UNAUDITED)                     (Audited)
                                                           SIX MONTHS ENDED                  Year ended
                                                               JUNE 30,                     December 31,
                                                      ---------------------------   ---------------------------
                                                              2005           2004           2004           2003
                                                               US$            US$            US$            US$
     Current tax expense                                   478,990        485,150        905,050        841,198
     Deferred tax benefit                                  (73,797)       (76,030)      (144,428)       (25,427)
                                                      ------------   ------------   ------------   ------------

                                                           405,193        409,120        760,622        815,771
                                                      ============   ============   ============   ============

     A reconciliation of the PRC enterprise income tax rate to the effective income tax rate is as follows:

                                                              (UNAUDITED)                     (Audited)
                                                           SIX MONTHS ENDED                  Year ended
                                                               JUNE 30,                     December, 31
                                                      ---------------------------   ---------------------------
                                                              2005           2004           2004           2003
                                                                 %              %              %              %
     Statutory rate                                             33             33             33             33
     Surcharge on taxes not deductible for PRC
        enterprise income tax purposes                          22             13             19              9
     Others                                                     (3)            (7)             3              -
                                                      ------------   ------------   ------------   ------------

     Effective tax rate                                         50             39             55             42
                                                      ============   ============   ============   ============

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax assets represent deductible temporary differences arising mainly from the impairment loss on property, plant and equipment recognized in a prior year and the additional provision for other taxes.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

4.   RELATED PARTY TRANSACTIONS

     In addition to the transactions / information disclosed elsewhere in these financial statements, the Company had the following transactions with related parties.

     (a)   NAME AND RELATIONSHIP OF RELATED PARTIES

           NAME                                         RELATIONSHIPS WITH THE COMPANY
           ----                                         ------------------------------
           Chen Jingmin                                 A director and stockholder of the Company

           Shaanxi New Taohuayuan Economy Trade         The principal stockholder of the Company in
              Company Limited ("Trading Company") *       which Chen Jingmin has control and a
                                                          beneficial interest

           Shaanxi Wenhao Zaliang Shifu, Limited        A stockholder and a fellow subsidiary of the
              ("Wenhao")*                                 Company in which Chen Jingmin has control and a
                                                          beneficial interest

           Shaanxi Kangze Economic and Trade            A stockholder of the Company in which Chen
              Limited ("Kangze") *                        Jingmin has control and a beneficial interest

           * The official names are in Chinese and the English names are a straight translation for reference only.

     (b)   DUE FROM RELATED PARTIES

                                                        UNAUDITED)            (Audited)
                                                             AS OF              As of
                                                          JUNE 30,           December 31,
                                                      ------------   ---------------------------
                                                              2005           2004           2003
                                               NOTE            US$            US$            US$
           Due from Trading Company             (i)        327,161        112,739        970,605
           Due from Wenhao                     (ii)        172,083        192,384        310,688
           Due from Kangze                     (ii)              -              -          1,258
                                                      ------------   ------------   ------------

                                                           499,244        305,123      1,282,551
                                                      ============   ============   ============

           (i) The amount due from Trading Company is unsecured and has no fixed repayment terms. Interest was charged on the outstanding balance due from Trading Company at the average rate of 7.9% per annum for the year ended December 31, 2003. No interest was charged for the six months ended June 30, 2005 and the year ended December 31, 2004.

           (ii) The amounts due from Wenhao and Kangze are unsecured, interest-free and have no fixed repayment terms.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

4.   RELATED PARTY TRANSACTIONS (CONTINUED)

     (c)   SUMMARY OF RELATED PARTY TRANSACTIONS

                                                              (UNAUDITED)                     (Audited)
                                                            SIX MONTHS ENDED                  Year ended
                                                                JUNE 30,                     December 31,
                                                      ---------------------------   ---------------------------
                                               Note           2005           2004           2004           2003
                                                               US$            US$            US$            US$
           Management fee income
             earned from:
           - Trading Company                    (i)        211,692        204,677        411,773        297,337
           - Wenhao                             (i)        514,111        494,272        993,866        768,384
           Interest income earned from
             Trading Company                   (ii)              -              -              -        296,745
           Laundry income earned from:                           -              -              -              -
           - Trading company                  (iii)         10,887         10,887          7,863              -
           - Wenhao                           (iii)         14,516         14,516         42,944              -
           Rental and other services
             income earned from Trading
             Company                           (iv)        292,048              -         32,292              -
                                                      ============   ============   ============   ============

           (i) Pursuant to the agreements entered into between the Company and the related parties, the Company provides management services including recruitment and training of staff, setting internal control and management policies, providing the cuisine menu and related services. The management fee is calculated as 10% of the operating revenue of the related parties and the agreements are renewable annually until December 31, 2003.

               The Company entered into new management agreements with Trading Company and Wenhao on January 15, 2004 for a period of five years commencing from January 15, 2004. The annual management fees from Trading Company and Wenhao are fixed at US$423,385 and US$1,028,222 respectively, plus a bonus calculated at 15% on the excess of the actual revenue over targeted revenue. There was no bonus management fee income earned by the Company for the six months ended June 30, 2005 and the year ended December 31, 2004.

           (ii) Interest was charged on the outstanding balance due from Trading Company at the average rate of 7.9% per annum for the year ended December 31, 2003. No interest was charged for the six months ended June 30, 2005 and the year ended December 31, 2004.

           (iii) Pursuant to the agreements entered into between the Company and the related parties effective from January 1, 2004, the Company provides laundry services to Trading Company and Wenhao at annual fees of US$21,774 and US$29,032, respectively.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

           (iv) The Company entered into a rental agreement with Trading Company on January 15, 2004. The rental income was charged at a 50% discount of the standard daily rate.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

5.   PROPERTY, PLANT AND EQUIPMENT

                                                                        (UNAUDITED)             (Audited)
                                                                              AS OF               As of
                                                                           JUNE 30,            December 31,
                                                                       ------------  ------------------------------
                                                                               2005            2004            2003
                                                                                US$             US$             US$
     Leasehold land                                                       2,759,049       2,759,049       2,759,049
     Buildings                                                            6,012,124       6,012,124       5,835,512
     Other building structures                                            1,417,619       1,417,619       1,417,619
     Electric equipments                                                    373,054         373,054         373,054
     Fixtures and fittings                                                1,277,886       1,277,886       1,277,886
     Motor vehicles                                                         258,873         258,873         400,959
     Other equipments                                                       803,160         797,349         788,511
                                                                     --------------  --------------  --------------

     Cost                                                                12,901,765      12,895,954      12,852,590
     Less: Accumulated depreciation                                      (3,938,767)     (3,690,751)     (3,292,136)
                                                                     --------------  --------------  --------------

     Property, plant and equipment, net                                   8,962,998       9,205,203       9,560,454
                                                                     ==============  ==============  ==============

     The leasehold land is situated in the PRC and the leases are granted for:

                                                                        (UNAUDITED)              (Audited)
                                                                              AS OF                As of
                                                                           JUNE 30,            December 31,
                                                                       ------------  ------------------------------
                                                                               2005            2004            2003
                                                                                US$             US$             US$
     40 years until 2037                                                  1,228,379       1,228,379       1,228,379
     68 years until 2065                                                  1,530,670       1,530,670       1,530,670
                                                                     --------------  --------------  --------------

                                                                          2,759,049       2,759,049       2,759,049
                                                                     ==============  ==============  ==============

6.   PREPAYMENTS

     The balances as of June 30, 2005, December 31, 2004 and 2003 included prepayments of US$11,733,824, US$10,282,217 and US$8,528,191 made to the local government for acquisition of a piece of land in the PRC. Pursuant to an agreement signed on May 26, 2002 (the "Agreement"), total estimated consideration for the land is US$14,516,070. There is no specific due date for payment of the balance of the consideration in the Agreement.

     The Company proposes to use the land for property development. The Agreement stipulates that the planning and preparation works should be completed by the end of 2002 while the construction work should have commenced by March 2003. During the year ended December 31, 2004 and up to June 30, 2005, the Company paid design and planning fees of US$1,330,639. Although the project has been delayed, management believes that the Agreement still remains effective and there will be no penalty for the delay pursuant to the Agreement.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

6.   PREPAYMENTS (CONTINUED)

     Although it is the present intention of the management to develop the land, the Company shall have a right to dispose of the land through the local government. The land was valued by international professional valuation specialists on a depreciated replacement cost basis and its value as of September 1, 2004 was approximately US$17.5 million.

7.   STOCKHOLDERS' EQUITY

     (a)  SHARE CAPITAL

          Details of the share capital of the Company are disclosed in note 1 to the financial statements.

     (b)  ADDITIONAL PAID-IN CAPITAL

          As discussed in note 1 to the financial statements, the difference between the par value of shares of New Tao issued for the Transaction and the par value of shares of Shaanxi THY of US$12,079,698 was recorded as additional paid-in capital.

          On incorporation of Shaanxi THY, the stockholders contributed net assets of US$14,516,070 to subscribe for the share capital of US$12,096,725. The excess of the value of the net assets contributed over the registered capital of Shaanxi THY of US$2,419,345 was recorded as additional paid-in capital.

     (c)  STATUTORY RESERVES

          Statutory reserves include a statutory surplus reserve and a statutory public welfare fund, which are maintained in accordance with the legal requirements in the PRC.

          Pursuant to the Articles of Association, the Company has to appropriate 10% and 5% to 10% of the net income, based on the accounts prepared in accordance with accounting principles generally accepted in the PRC, to the statutory surplus reserve and statutory public welfare fund, respectively.

          The statutory surplus reserve can be utilized to offset prior years' losses or for capitalization as paid-in capital, whereas the statutory public welfare fund shall be utilized for collective staff welfare benefits such as building of staff quarters or housing. No distribution of the statutory reserves shall be made other than on liquidation of the Company.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

8.   COMMITMENTS AND CONTINGENCIES

     (a)  CAPITAL COMMITMENT

          As of June 30, 2005, December 31, 2004 and 2003, the Company had capital expenditure commitments contracted but not provided for net of deposits paid for the acquisition of land as mentioned in note 6 to the financial statements amounting to US$2,782,246, US$4,233,853 and US$5,987,879 respectively.

     (b)  CONTINGENCIES

          Prior to the conversion into a wholly foreign owned enterprise as mentioned in note 1 above, Shaanxi THY had certain arrangements with the local government that the total taxes payable, including mainly the PRC enterprise income tax and business tax, was subject to a maximum amount of US$120,967 per annum and Shaanxi THY was not liable to pay any tax above the maximum amount. However, this arrangement is not in compliance with national laws and regulations in the PRC. For this reason, the Company has made full tax provision in accordance with relevant national and local laws and regulations in the PRC, together with a default interest that may be levied on the Company at a daily rate of 0.05% of the unpaid taxes. Other taxes include mainly business tax, which have been provided at a certain percentage on the revenues derived by the Company during the periods.

          Despite the fact that the Company has made full provision of the taxes and related default interest in the financial statements, the Company may be subject to penalties ranging from 50% to 500% of the underpaid tax amounts. The exact amount of penalty cannot be estimated with any reasonable degree of certainty.

9.   RETIREMENT BENEFITS AND OTHER EMPLOYMENT BENEFITS

     AS STIPULATED BY THE RULES AND REGULATIONS IN THE PRC, THE COMPANY IS REQUIRED TO CONTRIBUTE TO A STATE-SPONSORED SOCIAL INSURANCE PLAN FOR ALL OF ITS EMPLOYEES WHO ARE RESIDENTS IN THE PRC AT RATES RANGING FROM 12% TO 17% OF THE BASIC SALARY OF ITS EMPLOYEES. THE COMPANY HAS NO FURTHER OBLIGATIONS FOR THE ACTUAL PENSION PAYMENTS OR POST-RETIREMENT BENEFITS BEYOND THE ANNUAL CONTRIBUTIONS. THE STATE-SPONSORED RETIREMENT PLAN IS RESPONSIBLE FOR THE ENTIRE PENSION OBLIGATIONS PAYABLE TO ALL EMPLOYEES.

10.  OPERATING RISK

     (a) COUNTRY RISK

          The Company may be exposed to risks as a result of its operations being carried out in the PRC. These include risks associated with, among others, the political, economic and legal environmental and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The Company's management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

NEW TAOHUAYUAN CULTURE TOURISM COMPANY LIMITED

NOTES TO THE FINANCIAL STATEMENTS

10.  OPERATING RISK

     (b) BANK BALANCES AND CASH

          The Company maintains its cash balances with various banks and trust companies located in the PRC. Consistent with local practice, such amounts are not insured or otherwise protected should the amounts placed with the banks and trust companies be non-recoverable. There has been no history of credit losses in these regards.

     (c) CREDIT RISK

          Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when there are similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. Since a majority of the Company's business is on a cash basis and credit is only granted to limited customers, it does not consider itself be exposed to significant credit risk with regards to collection of the receivables. There was no significant credit loss during the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003.

                    NEW TAOHUAYUAN CULTURE TOURISM CO., LTD.

                        17,027,328 SHARES OF COMMON STOCK

UNTIL ________________, ____ (90 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII, Section 2, of our Articles of Incorporation provides for indemnification of our officers, directors and controlling persons to the full extent provided by Nevada law. Further, Article VII, Section 3, provides that no director is personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer except for
(i) a breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, (iii) a transaction from which the director received an improper benefit or (iv) an act or omission for which the liability of a director is expressly provided under Nevada law.

     Under the Nevada corporate statutes, Nevada corporations are permitted to indemnify their officers and directors for liability to stockholders, so long as such indemnification does not include the items set forth in the previous paragraph under (i) through (iv).

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)


           SEC Registration Fees                                         $        10,021
           Blue Sky Filing Fees including Manual listings                $        10,000
           Blue Sky Legal Fees                                           $         5,000
           Printing Expenses                                             $        10,000
           Legal Fees                                                    $        75,000
           Accounting Fees                                               $        95,000
           Transfer Agent Fees                                           $        15,000
           Miscellaneous Expenses                                        $        29,979
                                                                         ---------------
           TOTAL                                                         $       250,000(2)
                                                                         ===============


(1)  All expenses, except the SEC registration fee, are estimated.

(2) All expenses of the offering (excluding brokerage commissions) will be borne by the Registrant and not the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


     In the last three years, we have not issued any shares of our unregistered securities, except for the issuance of 17,027,328 shares on December 6, 2004 to the 934 selling stockholders which we issued pursuant to our merger with Shaanxi New Taohuayuan Culture Tourism Co., Ltd. These shares were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these shares were made by the Company's officers (who were all Chinese citizens) from China. The shares are restricted from resale in the public markets for a period of one year from the date of their issuance. Although these shares were not technically issued in accordance with Regulation S, these shares were nevertheless exempt from the registration requirements of the Securities Act of 1933 by virtue of Release 4708, which was the predecessor to Regulation S.

ITEM 27. EXHIBIT INDEX.



NUMBER                                              EXHIBIT
------       --------------------------------------------------------------------------------------
   3.1       Articles of Incorporation of the Registrant                                          *

   3.2       Bylaws of the Registrant                                                             *

   5         Opinion of Counsel

   10.1      Hotel Management Agreement with Shaanxi New Taohuayuan Economy Trade Co., Ltd.       *

   10.2      Restaurant Management Agreement with Shaanxi Wenhao Zaliang Shifu, Ltd.              *

   10.3      Migratory Merger Agreement with Shaanxi New Taohuayuan Culture Tourism Co., Ltd.     *

   10.4      Articles of Merger                                                                   *

   10.5      Employment Agreement with Cai Danmei

   10.6      Employment Agreement with Mr. Chen                                                   *

   10.7      Employment Agreement with Liu Bo

   10.8      Land Use Agreement - Taohuayuan Inn

   10.9      Land Use Agreement - Lantian project

   10.10     Land Use Agreement - New Hainan Hotel and Resort

   10.11     Tax Agreement -

   14.1      Code of Ethics                                                                       *

   23.1      Consent of Attorneys

   23.2      Consent of Accountants

   99.1      Complete Stockholder List (as of the date hereof)                                    *

   99.2      Audit Committee Charter                                                              *

*   Filed with initial registration statement.


ITEM 28. UNDERTAKINGS.

     The Registrant hereby undertakes:

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) That subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

          (c) That any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

          (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (e) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (f) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Xi'an, Shaanxi Province, China on September 17, 2005.

                              NEW TAOHUAYUAN CULTURE TOURISM CO.,
                              LTD.


                              By:  /s/ Cai Danmei
                                   -------------------------------
                                   Cai Danmei
                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons.

NAME                               POSITION                          DATE
-----                              ---------                         ----
/s/ Chen Jingmin                   Chairman of the Board             September 17, 2005
----------------------------
Chen Jingmin

/s/ Cai Danmei                     Chief Executive Officer,          September 17, 2005
----------------------------       Chief Financial Officer
Cai Danmei                         (Principal Accounting
                                   Officer) and Director

/s/ Liu Bo                         Secretary and Director            September 17, 2005
----------------------------
Liu Bo

/s/ Hu Yangxiong                   Director                          September 17, 2005
----------------------------
Hu Yangxiong

/s/ Yang Erping                    Director                          September 17, 2005
----------------------------
Yang Erping

/s/ Zhao Jianwen                   Director                          September 17, 2005
----------------------------
Zhao Jianwen

/s/ Wang Changzhu                  Director                          September 17, 2005
----------------------------
Wang Changzhu